As filed with the Securities and Exchange Commission on October 2 , 2013

Registration No. 333-189431

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HALL TEES, INC.

(Exact name of Registrant as Specified in charter)

Nevada	7336	26-0875401
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

AND

STUDIO 82 IMPORTS, INC.

(Exact name of Registrant as Specified in charter)

British Virgin Islands	9999	Not Applicable
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William Lewis, President

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

John M. Helms

Robert L. Webster

Fitzpatrick Haygood Smith & Uhl LLP

Chateau Plaza

2515 McKinney Ave, Suite 1400

Dallas, Texas 75201

(214) 237-0900

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

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If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

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CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares	7,760,400 (1)	$1.00	$7,760,400	$1,060

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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JOINT INFORMATION STATEMENT

—————————

HALL TEES, INC.

and

STUDIO 82 IMPORTS, INC.

—————————

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

September 30 , 2013

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE ON THIS MATTER. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

 This Joint Information Statement/Prospectus along with our Form 10-K for the fiscal year ended December 31, 2012 and our Form 10-Q for the quarter ended March 31, 2013 are being furnished on or about June 14, 2013 to stockholders of record at the close of business on June 10, 2013 (the “Record Date”) of both common stock, par value $0.001 (the “Common Stock”) of HALL TEES, INC. (“HALL TEES”, “Hall Tees” or the “Company”) in connection with the following (the “Action”), which are described more fully in the "Summary" section of this Information Statement/Prospectus:

●	Changing the Company’s corporate domicile, or place of incorporation, from the State of Nevada to the British Virgin Islands (the “BRITISH VIRGIN ISLANDS”). The change of our domicile from the State of Nevada to the BRITISH VIRGIN ISLANDS will be accomplished through a merger (the “Merger”) of the Company into Studio 82 Imports, Inc. (“Studio 82 Imports”), a company organized under the laws of the BRITISH VIRGIN ISLANDS.

*	Changing the Company’s name from HALL TEES, Inc. to Studio 82 Imports, Inc.

Voting Procedures

 The Board of Directors has approved, and a majority of the stockholders (the “Consenting Stockholders”) representing 83.20% of the outstanding voting power as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on this matter and is sufficient under the Nevada Revised Statutes (“NRS”) to approve the Action. Accordingly, the Action will not be submitted to the other stockholders.

 The Board of Directors of Studio 82 Imports and the sole shareholder of Studio 82 Imports have consented in writing to the Action. Such approval and consent constitute the approval and consent of all the shares entitled to vote on this matter and is sufficient under the laws of the British Virgin Islands to approve the Action.

 HALL TEES will pay all costs associated with the distribution of this Information Statement/Prospectus and the filing of the Registration Statement, including the costs of printing and mailing. HALL TEES will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Joint Information Statement/Prospectus to the beneficial owners of HALL TEES’s Common Stock.

 The Merger will be effective when Articles of Merger are filed with the Registrar of Corporate Affairs in the British Virgin Islands and with the Department of Commerce, Division of Corporations of the State of Nevada. Under federal securities laws, the Articles of Merger cannot be filed until at least 20 days after the mailing of this Joint Information Statement/ Prospectus.

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PROSPECTUS

—————————

STUDIO 82 IMPORTS, INC.

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

7,760,400 Ordinary Shares (“Common Stock”)

—————————

This Joint Information Statement/Prospectus relates to up to 7,760,400 ordinary shares, $0.001 par value of Studio 82 Imports of which 7,755,400 will be issued to the stockholders of HALL TEES in exchange for their shares of HALL TEES, upon consummation of the proposed Merger between Studio 82 Imports and HALL TEES with Studio 82 Imports being the surviving corporation. As a result of the Merger, the corporate domicile of HALL TEES, will effectively be changed from the State of Nevada to the British Virgin Islands.

HALL TEES is a holding company and Studio 82 Imports a BVI corporation with no operations. Therefore there is no separate discussion of the operations or financial results of Studio 82 Imports, as management has determined that it would be unduly confusing. References to us, our and the Company refer to both Studio 82 Imports and HALL TEES.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS’ BEGINNING ON PAGE 6 FOR A DISCUSSION OF THESE RISKS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

—————————

The date of this Joint Information Statement/Prospectus is September 30 , 2013.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  HOW WILL THE MERGER BE EFFECTED?

A.  HALL TEES will merge into Studio 82 Imports and Studio 82 Imports will be the surviving company of the Merger and as a result of the Merger, HALL TEES will no longer exist. The Merger Agreement was filed as part of the original filing of this Notice as Annex C.

Q.  WHAT WILL THE NAME OF THE COMPANY BE AFTER THE MERGER?

A.  Pursuant to the Merger Agreement, Studio 82 Imports will not change its name.

Q. WHAT WILL HAPPEN TO THE ASSETS, LIABILITIES AND CONTRACTS OF HALL TEES IN THE MERGER?

A: All of the assets, liabilities and contracts of HALL TEES will, through the Merger with Studio 82 Imports, become the assets, liabilities and contracts of Studio 82 Imports.

Q:  WHAT WILL HAPPEN TO MY SHARES OF HALL TEES?

A:  As a result of the Merger, all your shares will be automatically converted into shares of Studio 82 Imports on a one for one basis. For example, if you currently own 27,000 shares of Common Stock of HALL TEES, after the Merger you will own 27,000 shares of Ordinary Shares of Studio 82 Imports. After the Merger, you will no longer own any shares of HALL TEES. As a result of the Merger, all of the stockholders of HALL TEES will become shareholders of Studio 82 Imports and HALL TEES will no longer exist.

Q:  ARE PREFERRED SHARES ALSO BEING REGISTERED?

A.   No. There is no need to register the Preferred Stock since none are issued and outstanding.

Q.  WILL THE MERGER RESULT IN A CHANGE OF STOCKHOLDER CONTROL?

A.  No, the Merger will not, on its own, result in a change of control. There are currently, 7,755,400 shares of HALL TEES’ Common Stock issued to our stockholders. After giving effect to the Merger, there will be 7,755,400 shares of Studio 82 Imports’s Common Stock outstanding. No person, except for the stockholders of HALL TEES, will be issued shares of Studio 82 Imports as part of the Merger.

Q. WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS REORGANIZATION?

A. As a company domiciled in a foreign jurisdiction, we believe we would have greater access to capital and opportunities to find a company to acquire.

In making the election to redomicile while we have accumulated deficits, we believe we can avoid a taxable transaction for our shareholders.

Q. WHAT EFFECT WILL THE MERGER HAVE ON MANAGEMENT OF THE COMPANY?

A. In connection with the Merger, the current management of HALL TEES will become the management of Studio 82 Imports.

Q.  WHAT EFFECT WILL THIS CHANGE HAVE ON ME AS A STOCKHOLDER?

A.  Your rights as a shareholder of the newly merged company will be governed by the laws of the BRITISH VIRGIN ISLANDS and Studio 82 Imports’s Memorandum of Association and Articles of Association in the form filed as Annexes A and B to the original filing of this Information Statement/Prospectus, as opposed to the laws of the Nevada and our existing Articles of Incorporation and Bylaws. See Comparison of Rights of Stockholders for a more detailed description of the differences between Nevada law and the laws of the BRITISH VIRGIN ISLANDS.

Q. WHAT ARE THE TAX ADVANTAGES TO HALL TEES STOCKHOLDERS OF CHANGING HALL TEES’S PLACE OF INCORPORATION?

A.  HALL TEES believes that, under current United States federal income tax rules, the Merger will be treated as a tax-free reorganization with respect to the HALL TEES stockholders. Therefore, you should not recognize any gain or loss on the exchange of your HALL TEES shares for Studio 82 Imports shares. HALL TEES believes the Merger will be a taxable transaction with respect to HALL TEES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION. See United States Income Tax Consequences for a more detailed summary of the United States federal income tax consequences of the Merger.

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Q. WILL THE SHARES BEING ISSUED BY INFORMATION STATEMENT/ PROSPECTUS BE LISTED ON THE OTCBB MARKET?

A.  Yes. After the applicable merger documents have been filed with the Nevada Secretary of State and the Articles of Merger have been filed with the Registrar of Companies in the BRITISH VIRGIN ISLANDS, Studio 82 Imports will apply for a new CUSIP Number and send a notice of the Merger to Financial Industry Regulatory Authority (“FINRA”). FINRA will reflect the change on its records and issue Studio 82 Imports a new trading symbol.

Q.  ARE THERE DISSENTERS’ RIGHTS?

A.  Yes. If you were not asked to consent to the Merger, you are entitled to receive the “fair market value” of your shares. Please review the section of this Notice entitled Dissenter’s Rights under Nevada law for a more detailed description of how to exercise you dissenters’ rights. See Dissenters’ Rights for a more detailed explanation of your dissenter’s rights.

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A.  If you have additional questions about the Merger, you should contact:

William Lewis

HALL TEES, INC.

7405 Armstrong

Rowlett, Texas 75088

214-883-0140

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ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This Information Statement/Prospectus is part of a registration statement we have filed with the Securities and Exchange Commission. You should read this Information Statement/Prospectus with the additional information described under the heading “Where You Can Find More Information.” We are proposing a change of our domicile or place of incorporation from the State of Nevada to the British Virgin Islands, a change in the name of our company to Studio 82 Imports, Inc. In transactions in which a U.S. corporation changes its domicile from one U.S. state to another U.S. state, through a merger, no registration of the shares to be issued in the Merger is required under Rule 145 as promulgated under the Securities Act of 1933, as amended. However, we are proposing that our domicile be changed to the British Virgin Islands and therefore, registration of the shares of Studio 82 Imports, Inc., a British Virgin Islands corporation, which will be issued in connection with the Merger, must be registered.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement/Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. The sections captioned “Risk Factors” as well as any cautionary language in this Information Statement / Prospectus, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We qualify any forward-looking statements entirely by these cautionary factors.

SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING AND DESCRIPTION OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE OTHER AVAILABLE INFORMATION REFERRED TO IN “WHERE YOU CAN FIND MORE INFORMATION” AND THE DOCUMENTS ATTACHED TO THIS INFORMATION STATEMENT/PROSPECTUS.

Overview

The Merger, as approved by our Board of Directors and the Consenting Stockholders, will result in the change of HALL TEES’s domicile from the State of Nevada to the British Virgin Islands, and a change in the name of our Company to Studio 82 Imports, Inc.

Parties to the Merger

HALL TEES, INC.

7405 Armstrong

Rowlett, Texas 75088

STUDIO 82 IMPORTS, INC.

3028 County Road 249

Terrell, Texas 75160

The proxy rules promulgated under the Securities Exchange Act of 1934, as amended, require that this Joint Information Statements/Prospectus present information regarding the operations and financial condition of both parties to the Merger. However, because Hall Tees is a holding company and Studio 82 Imports is a corporation with no operations, we have not included a separate discussion of the operations or financial results of Studio 82 Imports, as management has determined that it would be unduly confusing.

Terms of the Merger Agreement

The Merger Agreement was filed with the original filing of this Information Statement as Annex C. You should read the Merger Agreement in its entirety. It is the legal document that governs the Merger. The Merger Agreement provides that HALL TEES will be merged with and into Studio 82 Imports, with Studio 82 Imports being the surviving corporation. As a HALL TEES stockholder, each share of your Common Stock will automatically be converted into the same number of ordinary shares of Studio 82 Imports. You will be sent written instructions for surrendering your certificates after we have completed the Merger.

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PROPOSALS OUTLINED IN THIS INFORMATION STATEMENT / PORSPECTUS

1. REDOMICILING THE COMPANY FROM NEVADA TO THE BRITISH VIRGIN ISLANDS

We are effecting a merger with Studio 82 Imports, Inc., a British Virgin Islands corporation in order to change our domicile to the British Virgin Islands. When we do this we will change from being governed by the laws of the State of Nevada to being governed by the laws of the British Virgin Islands.

The change in domicile will result in significant differences because of governing law, our new charter and bylaws. The material differences are discussed below:

Amendment of Governing Documents without Shareholder Approval.

Under the laws of the British Virgin Islands and under the Memorandum of Association of Studio 82 Imports, the Articles of Association and Memorandum of Association of Studio 82 Imports may (except in certain limited cases) be amended by resolution of the Board of Directors without shareholder approval. Such amendments may include, but are not limited to, amendments to change the maximum number of shares we are authorized to issue, including authorizing the allocation of certain rights to the Company’s preferred shares, and amendments to change our name. Under Nevada law, amendments to our Articles of Incorporation require stockholder approval.

The reason the governing documents can be amended without having a shareholder approval and with having a resolution of the board of directors is because that is what British Virgin Islands Law allows.

The effect on you as a shareholder that the governing documents of the British Virgin Islands company can be amended without shareholder approval, is that you may not have a vote if the governing documents are changed, and your reliance will be upon the board of directors of the company.

Shares.

Studio 82 Imports is currently authorized to issue up to 50,000,000 shares each with a par value of US$0.001 divided into 40,000,000 ordinary shares and 10,000,000 preferred shares. The Company may by board resolution increase or reduce the maximum number of shares the Company is authorized to issue.

The Company may by resolution of its Directors:

a) divide its shares including its issued shares, into a larger number of shares; or

b) combine its shares, including issued shares, into a smaller number of shares

The Company may:

b) by resolution of its Directors and with the consent of the shareholder whose shares are being acquired, purchase its own shares (including any redeemable shares and fractions of a share) for such consideration as the directors seem fit, provided that immediately after the acquisition the value of its assets exceeds its liabilities and the Company is able to pay its debts as they fall due; and

c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

2. CHANGING THE NAME OF THE COMPANY FROM HALL TEES, INC. TO STUDIO 82 IMPORTS, INC.

In connection with the filing of the Articles of Merger and the Merger Agreement, we will be changing our name to Studio 82 Imports, Inc.

The reason we are changing our name is so we do not incur additional costs to effect a name change of the company in the BVI after the merger.

The only effect the name change will have on your shareholdings will be that your stock will trade under a different name and ticker symbol.

Comparison of Corporate Law

The corporate governing documents of Studio 82 Imports and the corporate laws of the British Virgin Islands are similar to, but not identical with the corporate governing documents of HALL TEES and the corporate laws of Nevada. A more detailed description of the comparison of corporate governing documents and corporate laws is set forth later in this Information Statement/Prospectus.

United States Federal Income Tax Consequences

HALL TEES believes that, under current United States federal income tax rules, the Merger will be treated as a tax-free reorganization with respect to the HALL TEES stockholders. However, the Merger will be a taxable transaction with respect to HALL TEES, under which HALL TEES will recognize taxable gain to the extent the fair market value of its assets exceeds the assets’ adjusted carrying cost (i.e., “tax basis”), as calculated for United States tax purposes. However, it should be noted that several members of the United States Congress have introduced legislation that, if enacted, may change the tax consequences of the Merger. Differing versions of the proposed legislation have been passed at different times by both houses of Congress. It is possible that a final bill may at any time be adopted as law. See “United States Federal Income Tax Consequences” for more detail on the federal income tax consequences. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER THAT ARE PARTICULAR TO YOU.

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Governmental Filings

HALL TEES and Studio 82 Imports are required to file Articles of Merger with the State of Nevada, Division of Corporations and the Registrar of Corporate Affairs of the British Virgin Islands in connection with the Merger.

Dissenter’s Rights

Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under Nevada law; (ii) the corporation’s shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by The National Association of Securities Dealers, Inc.; or (iii) the corporation’s shares are held of record by more than 2,000 stockholders. You have Dissenter’s Rights because our shares are quoted on the OTCBB Market which, by definition, is not a national market system and our stock is held by fewer than 2,000 stockholders of record.

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ITEM 3 - RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS. IF ANY OF THE RISKS DISCUSSED IN THIS INFORMATION STATEMENT/PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

Amendments to Governing Documents.

Under the laws of the British Virgin Islands and under the Memorandum of Association of Studio 82 Imports, the Articles of Association and Memorandum of Association of Studio 82 Imports may (except in certain limited circumstances) be amended by resolution of the Board of Directors without shareholder approval. Such amendments may include, but are not limited to, amendments to the maximum number of shares we are authorized to issue including authorizing the rights to be allocated to the preferred shares and amendments to change our name. Under Nevada law, amendments to our Articles of Incorporation require stockholder approval.

After the Merger, your rights as a shareholder will be governed by the laws of the British Virgin Islands.

By changing our place of incorporation, HALL TEES will experience changes in governing corporate law and our governing documents. As a result of the Merger, HALL TEES will be incorporated in the British Virgin Islands and will no longer be incorporated in the State of Nevada. On the date we change our place of incorporation we will be subject to the laws of the British Virgin Islands. These changes are highlighted under the section “Comparison of Rights of Stockholders”.

If you are a U.S. shareholder, you could be taxed as a result of the reorganization merger if the IRS successfully challenges the tax-free treatment of the reorganization merger

Apart from any changes in U.S. tax laws like those described above, the IRS or other taxing authority could disagree with our assessment of the effects or interpretation of existing laws and regulations, or with certain factual determinations upon which the contemplated tax treatment of the reorganization merger depends. If the IRS were to challenge successfully the tax treatment of the reorganization merger, this could result in U.S. shareholders being taxed on their receipt of Studio 82 Imports shares in exchange for their HALL TEES common stock pursuant to the Merger. The tax would be imposed on the excess, if any, of the trading price of the Studio 82 Imports Shares received by U.S. shareholder in exchange for HALL TEES common stock in the reorganization merger over the shareholder’s adjusted tax basis in the shares of HALL TEES common stock exchanged therefore. Generally, any such gain would be capital gain.

The enforcement of judgments in shareholder suits against Studio 82 Imports may be more difficult.

Studio 82 Imports is a British Virgin Islands company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against Studio 82 Imports in United States courts. However, Studio 82 Imports will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States by having HALL TEES’s office be its United States agent appointed for that purpose.

Studio 82 Imports has been advised by its British Virgin Islands counsel, Forbes Hare, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in the British Virgin Islands because there is no British Virgin Islands law or treaty between the United States and the British Virgin Islands providing for the enforcement in the British Virgin Islands of a monetary judgment entered by a U.S. court. Studio 82 Imports has also been advised that a final and conclusive judgment not subject to a stay of execution obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the High Court of the British Virgin Islands under common law doctrine, by action on the judgment debt evidenced by the court’s judgment.

Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as: the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the British Virgin Islands; Studio 82 Imports was duly served; the amount is not in respect of penalties, taxes, fines or other fiscal obligations and the judgment is not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to natural justice of the British Virgin Islands and is not based on an error in British Virgin Islands law.

The costs and timing of such an action are difficult to estimate and may increase depending on the willingness of the parties to cooperate so as to ensure that pre-hearing procedural matters are completed efficiently. The action would involve filing a claim for the amount due on the basis of the debt as evidenced by the U.S. judgment. There would be a period for filing any defense, and a period in which hearings would be held in order to deal with discovery or any other preliminary issues before the matter is set down for a hearing on the merits. The date for a hearing on the merits would be entirely dependent on the court’s timetable. It could take from 4 to 24 months from the filing of the court proceedings to the court’s ruling following the hearing on the merits.

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As a general matter, under British Virgin Islands law a United States court has jurisdiction to render a judgment binding against an individual or corporation capable of enforcement in the following cases: if the person against whom the judgment was rendered was present at the time that the proceedings were instituted in the United States; if the person against whom the judgment was rendered was a claimant or counter-claimant in the proceedings in the U.S. court; if the person against whom the judgment was rendered being a defendant in the U.S. court consented to the jurisdiction of that court by voluntarily appearing in the proceedings; or if the person against whom the judgment was rendered, being a defendant in the U.S. court, had before commencement of the proceedings agreed to submit to the jurisdiction of that court or to the courts of that country in respect of the subject matter of the proceedings.

Under British Virgin Islands law, a foreign judgment can be considered obtained by fraud, either due to fraud on the part of the party in whose favor the judgment is given or on the part of the court which pronounced the judgment. There are few cases in British Virgin Islands in which the courts have considered the issue of denying the enforcement of a foreign judgment for reasons of public policy. In those cases, the British Virgin Islands courts applied U.K. common law, as determined by U.K. cases. Examples of such U.K. cases include courts denying the enforcement of a foreign judgment awarding perpetual maintenance against the estate of a deceased father; and a claim by a foreign daughter against her father for the provision of a dowry on her marriage, as required by the relevant foreign law. A foreign judgment would be considered obtained in opposition to natural justice, for example, if a court of competent jurisdiction gave notice to a litigant that it was about to proceed to determine the rights between that litigant and the other litigants and then did so without affording the litigant the opportunity of substantially presenting the litigant’s case before the court.

A British Virgin Islands court may impose civil liability on Studio 82 Imports or its directors or officers in a suit brought in the High Court of British Virgin Islands against Studio 82 Imports or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under British Virgin Islands law.

Because of the difference in British Virgin Islands’ law and Nevada law and differences in the governing documents of Studio 82 Imports and HALL TEES, your rights as a stockholder may be adversely changed if the reorganization is completed. For a description of these differences, See “Comparison of Rights of Stockholders”.

ITEM 4 - THE MERGER

General

Our Board of Directors and the Consenting Stockholders have approved the change of our domicile from the State of Nevada to the British Virgin Islands. In order to change our domicile to the British Virgin Islands, we will merge with Studio 82 Imports, Inc., a British Virgin Islands Company. The Merger will be effected by an exchange of shares on a one-for-one basis.

As a result of the Merger, we will be a British Virgin Islands corporation. Once the Merger is completed, your rights as a stockholder will cease to be governed by Nevada law and you will be governed by British Virgin Islands law (the BVI Business Companies Act, 2004).

Once the Merger is completed, instead of our current Articles of Incorporation and Bylaws, we will be governed by a Memorandum of Association and by Articles of Association. Both of these documents have been filed with the Registrar of Corporate Affairs in the British Virgin Islands. See Annex A and Annex B filed with the original filing of this Information Statement/Prospectus.

When the Articles of Merger are filed with the Nevada Division of Corporations and the Registrar of Corporate Affairs in the British Virgin Islands, the Merger will be effective.

The new corporate structure should give us greater flexibility in seeking to lower our future worldwide tax liability and effective tax rate. It is important to note that several members of the United States Congress have in the past, and likely will in the future, introduce legislation that, if enacted, may have the effect of reducing or eliminating the benefits anticipated as a result of the Merger. In addition, several other members of the United States Congress and the Treasury Department have recently announced their intent to investigate transactions that enable corporations to shelter income in other jurisdictions, such as the proposed reorganization would enable us to do. As a result of the increased scrutiny of such transactions, changes in the tax laws or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated benefits of the Merger. If, in response to any such changes, the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the Company or its stockholders.

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Stock Compensation Plans and Employment Agreements

We have no employee or director stock option plans or other stock-based plans and arrangements.

Quotation

HALL TEES’s Common Stock is currently quoted on the OTCQB Market under the symbol “HTEE”. After the Merger we will apply for a new symbol to reflect the new name of the Company.

Accounting Treatment of the Reorganization

The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in our historical consolidated carrying amounts of assets, liabilities and stockholders’ equity.

The Merger Agreement

HALL TEES and Studio 82 Imports have entered into a Merger Agreement which is the legal document that governs the Merger between the companies. We recommend that you read carefully the complete Merger Agreement for the precise legal terms of the Merger and other information that may be important to you. The Merger Agreement was filed with the original filing of this Information Statement/Prospectus as Annex C.

Terms of Merger Agreement

The description of the Merger Agreement set forth below describes the material terms, but does not purport to describe all of the terms of the Merger Agreement. The full text of the Merger Agreement was filed with the orogonal filing of this Information Statement as Annex C and is incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

Structure of the Merger. At the time the Merger becomes effective, HALL TEES will merge with and into Studio 82 Imports, Inc., a British Virgin Islands corporation.

●	Structure of the Merger. At the time the Merger becomes effective, HALL TEES will merge with and into Studio 82 Imports, and Studio 82 Imports will be the surviving corporation.

●	Merger Consideration. Each outstanding share of HALL TEES Common Stock will be converted into one ordinary share of Studio 82 Imports.

●	Completion of the Merger. The Merger will become effective when we file Articles of Merger with the Division of Corporations of the State of Nevada and the Registrar of Corporate Affairs in the British Virgin Islands.

●	Procedures for Exchange of Certificates. After the completion of the Merger, Studio 82 Imports will deliver certificates representing the number of shares of Studio 82 Imports to be issued in the Merger to the Transfer Agent (“Signature Stock Transfer, Inc.”). The Transfer Agent will deliver to HALL TEES stockholders shares of Studio 82 Imports ordinary shares.

The Transfer Agent will mail to each HALL TEES stockholder a letter of transmittal and instructions to surrender his or her certificates representing HALL TEES Common Stock or Preferred Stock in exchange for certificates representing shares of Studio 82 Imports ordinary shares. After a HALL TEES stockholder surrenders his or her stock certificate along with a duly executed and properly completed letter of transmittal and other required documents, the Transfer Agent will deliver to such stockholder a certificate representing the number of ordinary shares of Studio 82 Imports to which such stockholder is entitled.

HALL TEES stockholders should not forward their HALL TEES Common Stock or Preferred Stock certificates at this time, nor should they forward their HALL TEES Common Stock or Preferred Stock certificates to the Transfer Agent until they have received the packet of information, including a letter of transmittal, described above.

There are currently 7,755,400 shares of Common Stock of HALL TEES issued to our stockholders. As a result of the Merger, all of these shares will be automatically converted into7,755,400 shares of Common Stock of Studio 82 Imports. Only 5,000 ordinary shares of Studio 82 Imports’ currently issued shares will remain outstanding as part of the Merger, and only stockholders of HALL TEES will be issued shares of Studio 82 Imports as part of the Merger in addition to the 5,000 already outstanding in Studio 82 Imports. Therefore, if you own 1% of HALL TEES before the Merger, you will own 0.9994% of Studio 82 Imports immediately following the Merger.

Approval of the Merger by the Consenting Stockholders was deemed approval of the Studio 82 Imports Articles of Association and Memorandum of Association which will be our governing corporate documents in place of our current Articles of Incorporation and Bylaws. In addition, as shareholders of a BRITISH VIRGIN ISLANDS corporation, the rights of shareholders of Studio 82 Imports will be governed by British Virgin Islands corporate law rather than Nevada law.

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The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

None of the parties to the Merger Agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the reorganization.

The Registration Statement of which this Information Statement/Prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect.

All consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

In the event the conditions to the Merger are not satisfied, the Merger may be abandoned or delayed even after the Merger Agreement has been approved by HALL TEES’s stockholders. In addition, the Merger may be abandoned or delayed for any reason by the board of directors of HALL TEES or Studio 82 Imports at any time prior to its becoming effective, even though the Merger Agreement has been approved by HALL TEES’s stockholders and all conditions to the Merger have been satisfied.

COMPARISON OF RIGHTS OF STOCKHOLDERS

As a result of the Merger, HALL TEES will be incorporated in the British Virgin Islands and will no longer be incorporated in the State of Nevada. On the date we change our place of incorporation we will be subject to the laws of the British Virgin Islands. We will not, however, be relieved of any obligations or liabilities we incurred before changing our place of incorporation because our existence as a corporation will be deemed to have commenced on the date we were incorporated in the State of Nevada.

The following description of certain differences between Nevada corporate law and British Virgin Islands corporate law is only a summary and does not purport to be complete or to address every applicable aspect of such laws. The following description is qualified in its entirety by references to (i) Nevada law; (ii) British Virgin Islands law; (iii) the HALL TEES Articles of Incorporation and Bylaws; and (iv) the Studio 82 Imports Memorandum and Articles of Association.

Capital Structure and Voting

HALL TEES’s authorized capital consists of 50,000,000 shares of Common Stock, $.001 par value, and 20,000,000 shares of Preferred Stock, $.001 par value. There currently are 7,755,400 shares of Common Stock issued and outstanding and zero shares of Preferred Stock issued and outstanding.

Studio 82 Imports is authorized to issue up to 40,000,000 ordinary shares of $.001 par value, and 10,000,000 preferred shares of $.001 par value. As of the date of this Information Statement/Prospectus, Studio 82 Imports has issued 6,000,000 ordinary shares. Studio 82 Imports has not issued any preferred shares which rights and preferences are set forth on Annex B as filed with the original filing of this Information Statement. In connection with the merger 5,995,000 shares of the 6,000,000 shares of Studio 82 Imports which are currently held by the sole shareholder of Studio 82 Imports will be redeemed and cancelled. After the Merger is effective, there will be 7,760,400 ordinary shares of zero preferred shares of Studio 82 Imports issued and outstanding. Fractional shares may be issued under British Virgin Islands law.

The owners of a Nevada corporation’s shares are referred to as “stockholders.” Each stockholder of record is entitled to vote the shares registered in his or her name. However, shares of public companies are frequently held in nominee names, including clearing agencies, broker-dealers or banks, and are voted through a series of proxies.

The owners of a British Virgin Islands company’s shares are referred to under British Virgin Islands law as “members” or “shareholders” but for purposes of this Notice, we have continued to refer to the share owners as “stockholders.” Under the Memorandum of Association of Studio 82 Imports, shares of Studio 82 Imports may only be issued as registered shares.

Under Nevada law, increasing a Nevada corporation’s authorized capital requires stockholder and director approval of an amendment to the corporation’s Articles of Incorporation.

Under British Virgin Islands law and the Memorandum of Association of Studio 82 Imports, changes to the maximum number of shares the Company is authorized to issue, the authorization of the rights to be allocated to the preferred shares as well as other changes to the shares, may be made through amendments to the Memorandum of Association approved only by the directors and stockholder approval is not required unless existing class rights are being varied. However, an amendment to the Memorandum and Articles of Association is not effective until it is filed at the Registrar of Corporate Affairs in the British Virgin Islands.

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Directors and Officers

HALL TEES’s Bylaws require that the number of its directors shall be between one (1) and nine (9). Directors will be elected at any stockholder meeting duly called and held for such purpose at which a quorum is present by a majority of the votes of the shares present in person or represented by proxy at the meeting. Vacancies on the HALL TEES board are filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of the directors. Officers are appointed by directors.

Under the Articles of Association of Studio 82 Imports, the minimum number of directors is one (1) and the maximum is fifteen (15). Directors may be elected by a resolution of Directors or by a resolution of shareholders at any stockholder meeting at which a quorum is present by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote or by a written resolution consented to by the holders of a majority of the shares entitled to vote thereon. Vacancies on the Studio 82 Imports board will be filled by the majority vote of the remaining directors, or by a sole remaining director or by the majority written consent of the directors.. Officers are appointed by directors. Further, directors of the Company may be corporate entities. One third of the number of directors will constitute a quorum with a minimum of two unless there is only one director, in which case a quorum shall be one.

Removal of Directors

HALL TEES’s Articles of Incorporation and Bylaws provide that directors may be removed, with or without cause, in the manner provided by the laws of the State of Nevada or at a special stockholder meeting duly called and held for such purpose, at which a quorum is present, by a majority of the votes of the shares present in person or represented by proxy at the meeting. Under Nevada law, directors may be removed, with or without cause, by the holders of not less than two-thirds of the shares entitled to vote. Directors also may be removed by a judicial proceeding brought by the corporation or by the owners of 10% or more of the corporation’s common stock if the court finds that (a) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation, and (b) removal is in the best interest of the corporation.

The Articles of Association of Studio 82 Imports provide that directors may be removed by a resolution of directors, or by a resolution of stockholders.

Actions by Written Consent of Stockholders

HALL TEES’s Articles of Incorporation and Bylaws provide that, except with respect to the election of directors, the stockholders of HALL TEES may act by written consent so long as such action is approved by at least a majority of the stockholders entitled to vote thereon.

Under British Virgin Islands law, and pursuant to the Articles of Association of Studio 82 Imports, stockholders may act by written consent of a majority of the stockholders without holding a meeting.

Mergers, Consolidations and Sales of Assets

Under Nevada law, with certain exceptions, any merger, consolidation or sale of all or substantially all of the corporation’s assets must be approved by the board and a majority of the outstanding shares entitled to vote.

Under British Virgin Islands law, and pursuant to the organizational documents of Studio 82 Imports, the board and the stockholders must approve a merger (except in the case of a merger between a parent company and one or more of its subsidiaries), consolidation or sale of assets representing more than 50% of the total value of all the Company’s assets if not made in the usual or regular course of the Company’s business.

Rights of Dissenting Stockholders

Generally, stockholders of a Nevada corporation are entitled to appraisal rights and payment for the fair value of their shares when they dissent in a vote for a merger or consolidation or are not asked to give their consent in such a vote. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Nevada corporation whose shares of stock are of any class or series of shares which either were listed on a national securities exchange, included in the national market system by FINRA, or were held of record by more than 2,000 stockholders at the time of the vote.

British Virgin Islands law provides for compulsory appraisal of the interests of a stockholder (and payment of the fair market value of his or her shares) who dissents from a merger of a corporation (except where such corporation is the surviving corporation and the stockholder continues to hold the same or similar shares), a consolidation or a sale or other disposition of more than 50% of the corporation’s assets not made in the usual or regular course of the corporation’s business or a redemption in certain circumstances.

Dissolution

Under Nevada law, a corporation may voluntarily dissolve if a majority of the board adopts a resolution to that effect and the holders of a majority of outstanding stock entitled to vote thereon vote for such dissolution or all stockholders entitled to vote thereon consent in writing to such dissolution.

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Under British Virgin Islands law, and the organizational documents of Studio 82 Imports, the corporation may dissolve voluntarily by a resolution of stockholders.

Inspection of Stockholder List and Books and Records

Nevada law allows any person who has been a stockholder of record of a corporation for at least 6 months immediately preceding his or her demand, or any person holding, or authorized in writing by the holders of, at least 5% of the corporation’s outstanding shares, to inspect the stockholder list and the corporation’s books and records for a purpose related to such person’s interests as a stockholder upon 5 day’s written demand.

British Virgin Islands law provides that a stockholder may, on giving written notice to the Company, inspect the registers of members and directors, the memorandum and articles of association and the minutes of meetings and resolutions of members and of those classes of members of which he is a member to make copies of or to take extracts thereof. However, British Virgin Islands law also provides that a corporation such as Studio 82 Imports may refuse such a request if it is determined by a resolution of directors not to be in the best interests of the corporation to comply with such request. Upon the corporation’s refusal of a request, the stockholder may apply to a court for an order to allow inspection.

Amendment of Articles of Incorporation/Amendment of Memorandum of Association

Nevada law requires that every amendment to a corporation’s articles of incorporation be adopted by a resolution of directors setting forth the amendment proposed and the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon taken at either a duly noticed and held special meeting or next annual meeting of the stockholders. Under the Articles of Incorporation of HALL TEES, an amendment requires an affirmative vote of not less than 50% of the issued and outstanding shares of HALL TEES.

Under British Virgin Islands law, a corporation may amend its Memorandum of Association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Studio 82 Imports generally permit the corporation to amend its Memorandum of Association by a resolution of stockholders (approved by a majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain or by written resolution of a majority of the shares) or by a resolution of directors (approved by a simple majority of the directors present at a duly convened and constituted meeting who voted and did not abstain or by written resolution of a majority of the directors).

Amendment of Bylaws/Articles of Association

The Bylaws of HALL TEES provide that the alteration, amendment or repeal of any bylaws, or the adoption of new bylaws, requires the vote of a majority of a quorum of the directors, or the vote of the stockholders representing a majority of a quorum of all the shares issued and outstanding at any annual stockholders’ meeting or at any special stockholders’ meeting when the proposed amendment has been sent out in a notice of such meeting. The Articles of Incorporation of HALL TEES further grant to the Board of Directors the right and authority to adopt such bylaws as in their judgment may be deemed necessary or advisable for the management and transaction of the business of HALL TEES provided that such bylaws are not in conflict with HALL TEES’s Articles of Incorporation or the Nevada State Constitution.

Under British Virgin Islands law, a corporation may amend its Articles of Association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Studio 82 Imports permit the corporation to amend its Articles of Association by a resolution of stockholders (approved by a majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain or by written resolution of a majority of the shares) or by a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by a majority of the directors in writing).

Transactions Involving Directors or Officers

Nevada law provides that no agreement or transaction is void or voidable just because:

Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under Nevada law; (ii) the corporation’s shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by FINRA; or (iii) the corporation’s shares are held of record by more than 2,000 stockholders.

●	the agreement or transaction is between a corporation and either one (1) or more directors or officers or another corporation, firm or association in which 1 or more of its directors or officers are directors or officers or are financially interested;

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●	the vote or votes of a common or interested director are counted for the purpose of authorizing or approving the agreement or transaction.

Nevada law further provides that an agreement or transaction referred to above is valid if the fact of the common directorship, office or financial interest:

●	is known to the board of directors or committee, which then authorizes the agreement or transaction in good faith by a sufficient vote without counting the vote or votes of the common or interested director or directors;

●	is known to the stockholders, and they approve the agreement or transaction in good faith by a majority vote of stockholders, which vote includes the votes of the common or interested directors or officers; or

●	is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

Additionally, under Nevada law, common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes an agreement or transaction, and, if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize the agreement or transaction.

British Virgin Islands law, and the organizational documents of Studio 82 Imports, provide that a director of the Company must disclose to the board any interest he has in a transaction entered into or to be entered into by the Company unless the transaction concerned is between the interested director and the Company and the transaction is being entered into in the ordinary course of the Company’s business and on usual terms and conditions.

A transaction entered into by the Company in respect of which a director is interested is voidable unless the director’s interest was declared to the board as mentioned above or not required to be disclosed pursuant to below.

A transaction entered into by the Company in respect of which a director is interested is not voidable by the Company if:

●	the material facts of the interest of the director in the transaction are known by the stockholders entitled to vote at a meeting; and

●	the agreement or transaction is approved or ratified by a resolution of stockholders; and

●	the Company received fair value for the transaction.

In addition, under British Virgin Islands law and the organizational documents of Studio 82 Imports, a director who has an interest in any particular business to be considered at a meeting of directors may be counted for purposes of determining whether the meeting is quorate, may vote on the transaction and may sign a document that relates to the transaction on behalf of the Company .

Limitation of Liability of Directors

Under Nevada law (subject to certain statutory exceptions, and unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability), a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or omission in his or her capacity as a director or officer unless it is proven that his or her act or omission constituted a breach of his or her fiduciary duties as a director or officer and the breach involved intentional misconduct, fraud or a knowing violation of law.

Under British Virgin Islands law, liability of a director to the corporation is limited to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation or to cases where the director has not exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Under the organizational documents of Studio 82 Imports, the corporation is authorized to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by virtue of being a director of the corporation or is or was at the request of the corporation acting as a director of or in any other capacity of another entity. However under British Virgin Islands law the Company may not provide such indemnity to a person who did not act honestly and in good faith and in what he believed to be the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful.

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Stockholder Derivative Suits

Under Nevada law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

While British Virgin Islands law does permit a stockholder of a British Virgin Islands corporation to sue its directors derivatively (i.e., in the name of and for the benefit of the corporation), and to sue the corporation and its directors for the stockholder’s benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of stockholders of a British Virgin Islands corporation being more limited than those of stockholders of a corporation organized in Nevada.

Fiscal Year

Studio 82 Imports fiscal year will end on December 31, the same as HALL TEES’s.

VALUATION REPORT

HALL TEES has not prepared a Valuation Report, the purpose of a Valuation Report would be to render an opinion of the fair market value of a 100% interest in HALL TEES as of a recent date, on a control basis, for income tax purposes with respect to tax consequences of the Merger. HALL TEES has a negative net worth and no operations and therefore a Valuation Report is not considered necessary since it has no assets and has liabilities which would likely render a valuation of zero or a negative valuation.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the exchange of common stock in Hall Tees, Inc. for shares of common stock in Studio 82 Imports, Inc. pursuant to the Agreement and Plan of Merger, which does not address any other aspects of U.S. federal income tax consequences to holders of common stock of Hall Tees, Inc. or holders of common stock of Studio 82 Imports, Inc., is subject to the limitations and qualifications set forth herein and in Exhibit 8.1, the opinion of The Law Offices of J Hamilton McMenamy, our U.S. federal income tax counsel. This discussion is not a complete analysis or description of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular U.S. Holders in light of their personal circumstances or to persons that are subject to special tax rules, such as: dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, banks, thrifts, insurance companies, financial institutions or financial service entities, tax-exempt organizations, partnerships or other pass-through entities (or persons that hold the Hall Tees common stock or the Studio 82 common stock through partnerships or other pass-through entities), persons subject to alternative minimum tax, individual retirement and other deferred accounts, persons that hold the Hall Tees common stock or the Studio 82 common stock as part of a hedge or that are hedged against interest rate risks, persons that hold the Hall Tees common stock or the Studio 82 common stock as part of a straddle, synthetic security, hedge, conversion, constructive sale or other integrated transaction for tax purposes, persons that purchase or sell the Hall Tees common stock or the Studio 82 common stock as part of a wash sale for tax purposes, controlled foreign corporations, passive foreign investment companies, foreign governments or international organizations, within the meaning of Section 892 of the Internal Revenue Code of 1986, as amended (the “Code”), holders whose functional currency for tax purposes is not the U.S. dollar, or U.S. expatriates. This summary addresses only holders that hold the Notes as capital assets within the meaning of Section 1221 of the Code.

The following discussion summarizes the material United States federal income tax consequences of the change in HALL TEES’s place of incorporation. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of the shareholder’s particular circumstances or to those shareholders subject to special rules, such as shareholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, shareholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or any jurisdiction other than the United States. This discussion assumes that shareholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All shareholders are urged to consult their own tax advisors as to the United States federal income tax consequences of the Merger, of the continuing business operations of Studio 82 Imports, in addition to the effect of any state or local laws, and any law of any jurisdiction other than the United States.

HALL TEES has not applied for a tax ruling with respect to the Merger, nor have we obtained an opinion of counsel with respect to the Merger. Therefore, no assurances can be given that the expected tax result will be achieved in the proposed transaction.

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HALL TEES believes that for United States income tax purposes, the Merger will constitute a reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). HALL TEES will be deemed to transfer its assets to Studio 82 Imports in exchange for Studio 82 Imports stock. HALL TEES then will be deemed to distribute the Studio 82 Imports stock to its shareholders in liquidation of their interests in HALL TEES. HALL TEES believes that the holders of the HALL TEES common stock will not recognize any gain or loss as a result of the Merger. We anticipate that for United States income tax purposes, each shareholder of HALL TEES will retain the same tax basis in his or her Studio 82 Imports common stock as he or she had in the HALL TEES common stock held immediately prior to the effective time of the Merger, and the holding period of the Studio 82 Imports common stock will include the period during which such shareholder held the corresponding HALL TEES common stock. In accordance with Section 367(a) of the Code, HALL TEES will realize gain (but not loss) on the transfer of its assets to Studio 82 Imports. The gain is determined on an asset-by-asset basis, and equals the amount, if any, by which the fair market value of each asset exceeds that asset’s adjusted tax basis.

The shareholders of HALL TEES should consult their own tax advisors as to the effect of the reorganization under United States federal, state, local or foreign income tax laws.

Companies that are organized under the laws of foreign countries (including Studio 82 Imports) are either controlled foreign corporations (“CFC”) or they are not CFCs. A summary of the differences are as follows:

CFC

A foreign corporation is a CFC if certain defined U.S. Shareholders own, or are considered to own, more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation. A “U.S. Shareholder” is a U.S. person who owns, or is considered to own, 10% or more of the total combined voting power of all classes of stock entitled to vote. If a corporation is a CFC, then each of its U.S. shareholders who own less than 10% of the CFC’s stock should not be taxed except to the extent they receive distributions from the company. Defined U.S. Shareholders who own 10% or more of a CFC must include in their gross income the sum of their pro rata share of the corporation’s Subpart F income for such year even if such income was not distributed to shareholders. Subpart F income usually includes, among other items, certain dividends, interest, rents, royalties, and profits from sales of products made in one non-U.S. country and sold in another non-U.S. country. A detailed discussion of what constitutes Subpart F income is beyond the scope of this Information Statement/Prospectus.

Non CFC

If a majority of the stock of a foreign corporation is not owned by defined U.S. Shareholders, then it is likely that the foreign corporation is not a CFC. The non CFC and its foreign subsidiaries generally are not subject to tax in the United States on their income derived from sources outside the United States. In such event, U.S. and non-U.S. shareholders are not taxed on the earnings of the non CFC and U.S. shareholders are subject to tax only when they receive distributions from the foreign corporation. (Under limited circumstances, foreign corporations earning substantial amounts of defined generally passive income or holding substantial assets that produce such defined passive income, may constitute “passive foreign investment companies” for United States income tax purposes, in which event it may be beneficial for United States shareholders to make an election as a defined “qualified electing fund.” HALL TEES believes that Studio 82 Imports will not constitute a passive foreign investment company. A full discussion of the rules applicable to defined passive foreign investment companies is beyond the scope of this Information Statement/Prospectus.)

Currently, Studio 82 Imports is a CFC since the majority of its shareholders, are U.S. person. Studio 82 Imports and it will continue to be a CFC after the Merger since U.S. shareholders will still own over 50% of their stock, by vote or by value. Studio 82 Imports will remain a CFC, as long as more than 50% of their stock, by vote or value, is owned or considered owned by U.S. shareholders.

DISSENTER’S RIGHTS UNDER NEVADA LAW

Since you were not asked to vote to approve and adopt the Merger, you have the right to dissent and be paid cash for the “fair value” of your shares of HALL TEES Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. A copy of Sections 92A.300 to 92A.500 of the NRS was filed with the original filing of this Information Statement Statement/Prospectus as Annex D.

This discussion and Annex D which was filed as part of the original filing of this Information Statement/Prospectus should be reviewed carefully by you if you wish to exercise statutory dissenters’ rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the Nevada dissenters’ rights statute.

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Under the Nevada dissenters’ rights statute, you have the right to dissent from the Merger and demand payment of the fair value of your shares. If you elect to dissent, you must deliver to the Company a written notice of dissent stating that you intend to demand payment for your shares if the Merger is consummated. A form of Demand for Payment is set forth at the end of Annex D. This notice must be sent not later than July 24, 2013. If you fail to comply with these requirements, you will not be entitled to dissenters’ rights. The “fair value” of the shares as used in the Nevada dissenters’ rights statute is the value of the shares immediately before the effectuation of the proposed merger, excluding appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

Within 10 days after the effective time of the Merger, the reincorporated Company will give written notice of the effective date of the Merger by certified mail to each stockholder who filed a written notice of dissent. The notice will also state where demand for payment must be sent and where share certificates must be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on the reincorporated Company for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

Within 30 days after the receipt of the dissenters’ demand for payment, the reincorporated Company will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, the reincorporated Company shall mail to each dissenting stockholder a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders equity for that year and the latest available interim financial statements, if any, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters’ right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

Following receipt of payment for the shares, a dissenting stockholder, within 30 days, may send the reincorporated Company notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to the reincorporated Company’s payment of fair value to such stockholder. This right is waived if the stockholder does not make written demand within 30 days of the reincorporated Company’s payment for the stockholders’ shares.

If a demand for payment remains unsettled, the reincorporated Company will petition the court to determine fair value and accrued interest. If the reincorporated Company fails to commence an action within 60 days following the receipt of the stockholder’s demand, the reincorporated Company will pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

All dissenting holders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against the reincorporated Company if the court finds that it did not substantially comply with the requirements of the Nevada dissenters’ rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

If you are a holder of shares and you wish to seek dissenters’ rights, you are urged to review the applicable Nevada statutes attached to this Information Statement/Prospectus as Annex D.

CERTAIN INFORMATION CONCERNING HALL TEES AND STUDIO 82 IMPORTS

HALL TEES, INC., is a Nevada corporation and Studio 82 Imports, Inc. is a British Virgin Islands corporation. Since Studio 82 Imports does not have any operations, we have not included a separate discussion of Studio 82 Imports. For the business of HALL TEES, please see the Form 10-K for the year ended December 31, 2012 and the Form 10-Q for period ended June 30, 2013, each of which are included as part of this Information Statement/Prospectus.

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ITEM 5. PRO FORMA FINANCIAL STATEMENTS – HALL TEES, INC. and STUDIO 82 IMPORTS, INC.

The following pro forma financial statements show the nominal effect on the historical financial statements as if the transaction had been consummated at December 31, 2012. Studio 82 Imports, Inc. (“Studio 82”) is a company with no operations other than the initial issuance of common shares and the annual regulatory fees. The nominal amounts in the accounts of Studio 82 and the column marked ‘adjustments’ show the negligible effect on the financial position and operations of the combined entity.

The balance sheets of Hall Tees,Inc. and Studio 82 Imports, Inc. as of December 31, 2012 and the statement of operations for the twelve months ended December 31, 2012 reflect actual amounts for those dates. The figures of Hall Tees, Inc. are those shown on the Form 10-K filed with the Securities & Exchange Commission on April 16, 2013 and included as part of ITEM 14 of this filing

The accounts of Studio 82 reflect nominal amounts in the statement of operations reflecting the nominal regulatory fees for 2012 and on the balance sheet in the stockholders equity section, nominal amounts representing stock issued at inception plus accumulation of regulatory fees. The financial statements of Studio 82 are included as part of ITEM 17 of this filing.

In conjunction with the Merger, all amounts will be eliminated except the amounts for the common stock and related paid in capital from when the stock was issued.

HALL TEES, INC. and STUDIO 82 IMPORTS, INC.

PRO FORMA BALANCE SHEETS

WITH ADJUSTMENTS FOR MERGER

AS OF DECEMBER 31, 2012

ASSETS	Hall Tees Dec 31, 2012	Studio 82 Dec 31, 2012	Adjustments At Merger	Pro Forma Consolidated Dec 31, 2012
Current Assets
Cash and Cash Equivalents	98,435	0	0	98,435
Accounts receivables	1,799			1,799
Total Current Assets	100,234	0	0	100,234

Fixed Assets, net of $81,850 depreciation	35,421	0	0	35,421

TOTAL ASSETS	135,655	0	0	135,655

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	8,283		0	8,283
Accrued Expenses	22,230		0	22,230
Amounts Due to Shareholder	49,575		0	49,575
Total Liabilities	80,088		0	80,088

Stockholders’ Equity
Preferred Stock, 40.001 par value, 20,000,000 shares
Authorized, -0- shares issued and outstanding	0		0	0
Common Stock, $0.001 par value, 50,000,000 shares
Authorized, 7,755,400 issued and outstanding	7,755	6	(1)	7,760
Additional Paid-In Capital	389,945	11,939	(6,939)	389,940
Accumulated Deficit	(342,133)	(11,945)	6,945	(342,133)
Total Stockholders' Equity	55,567	0	0	55,567

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	135,655	0	0	135,655

21

HALL TEES, INC. and STUDIO 82 IMPORTS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

WITH ADJUSTMENTS FOR MERGER

TWELVE MONTHS ENDED DECEMBER 31, 2012

	Hall Tees Twelve Mths Dec 31, 2012	Studio 82 Twelve Mths Dec 31, 2012	Adjustments At Merger	Pro Forma Consolidated Twelve Mths Dec 31, 2012

REVENUE	71,288	0	0	98,435
COST OF SALES	26,155			1,799
GROSS PROFIT	45,133	0	0	100,234

OPERATING EXPENSES:
Depreciation	20,125	0	0	20,125
Selling and Advertising Expenses	1.487	0	0	1,487
Other General Expenses	83,487	1,325	(1,325)	83,487
TOTAL OPERATING EXPENSES	105,099	1,325	(1,325)	105,099

NET OEPRATING LOSS

OTHER INCOME (EXPENSE)
Interest Income	186	0	0	186
TOTAL OTHER INCOME (EXPENSE)	186	0	0	186

NET LOSS	$(59,780)	(1,325)	1,325	$(59,780)

In conjunction with the Merger, all amounts related to regulatory filings will be eliminated.

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ITEM 6 – MATERIAL CONTRACTS WITH THE COMPANY BEING ACQUIRED

We have an agreement with Studio 82 Imports, Inc. (“Studio 82”) titled ‘Agreement and Plan of Merger’, which is the basis for filing this S-4 registration statement. The terms and conditions are fully explained in this registration statement and a copy of the Agreement and Plan of Merger was previously filed as Exhibit 2.1.

As a HALL TEES stockholder, each share of your Common Stock will automatically be converted into the same number of ordinary shares of Studio 82 Imports. As a result of the Merger, we will be a British Virgin Islands corporation. Once the Merger is completed, your rights as a stockholder will cease to be governed by Nevada law and you will be governed by British Virgin Islands law (the BVI Business Companies Act, 2004).

Other than the Agreement and Plan of Merger, there are no past, present or proposed material or non-material contracts, arrangements, understandings, relationships, negotiations or transactions during the periods for which the financial statements are presented or contemplated in the future.

ITEM 7 – ADDITIONAL INFORMATION REQUIRED FOR REOPFFERING BY PERSONS AND PARTIES DEEMED TO BE UNDERWRITERS

No shares will be reoffered for sale.

ITEM 8 – INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

The legality of the shares of Studio 82 Imports, Inc. (referred to in this Information Statement/Prospectus as “Studio 82 Imports”) to be issued in the Merger, will be passed upon by Forbes Hare, Attorneys-at-law, Qwomar Building · PO Box 4649 · Road Town · Tortola · VG1110 · British Virgin Islands.

The tax effect of the exchange of shares pursuant to the Agreement and Plan of Merger and the discussion set forth under the caption “United States Federal Tax Consequences” will be passed upon by The Law Offices of J. Hamilton McMenamy, 8300 Douglas Ave, Suite 830, Dallas, Texas 75225.

EXPERTS

The consolidated balance sheet of HALL TEES as of December 31, 2012 and December 31, 2011, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2012 which appear in our Annual Report on Form 10-K and are filed as part of this Information Statement/Registration Statement of which this Prospectus is a part, have been audited by EFP Rotenberg, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto dated as of April 16, 2013, in reliance upon the authority of their firm as experts in giving their report. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ITEM 9 – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 10 – INFORMATION WITH RESPECT TO S-3 REGISTRANTS

Not applicable

ITEM 11 – INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Not applicable

ITEM 12 – INFORMATION WITH RESPECT TO S-3 REGISTRANTS

Not applicable

23

ITEM 13 – INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Not applicable

ITEM 14 – INFORMATION WITH RESPECT TO REGISTRANTS OTHER THAN S-3 REGISTRANTS

Description of Business

Studio 82 Imports, Inc. has no business and no operations.

Hall Tees, Inc.

We were formed as a corporation on September 13, 2007.  Our executive offices are located at 7405 Armstrong, Rowlett, Texas 75088.  We specialize in providing specialty printing and silk screen services products.

General

Hall Tees, Inc. (The “Company”) operates as a printer and silk screener.  The Company is located in Rowlett, Texas and was incorporated on September 13, 2007 under the laws of the State of Nevada.

Hall Tees, Inc., is the parent company of Hall Tees & Promotions, L.L.C., (“Hall Tees Texas”), a company incorporated under the laws of the State of Texas on September 13, 2007. Hall Tees Texas was established in 2007 and since that time has been operating a single facility in Texas.

On September 13, 2007, Hall Tees, Inc. ("Hall Tees Nevada"), a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding common stock of Hall Tees Texas.  On September 15, 2007, Hall Tees Nevada issued 7,000,000 shares of common stock in exchange for a 100% equity interest in Hall Tees Texas.  As a result of the share exchange, Hall Tees Texas became the wholly owned subsidiary of Hall Tees Nevada.  As a result, the shareholders of Hall Tees Texas owned a majority of the voting stock of Hall Tees Nevada. William Lewis was the control person in each of the Companies immediately prior to the share exchange.

BUSINESS OPERATIONS:

Hall Tees is a custom T-shirt printer, silk screen printer, embroiderer of shirts and hats, silk screener of hats, and a corporate apparel printer. Hall Tees provides quality T-shirt printing and screen printing, focusing on reliability and customer satisfaction. If a customer can articulate their image for a T-shirt or apparel, we can reproduce it through conversations with our production staff. We work hard to be accommodating and produce product that can be shipped worldwide.

At present, our market territory is primarily local, soliciting business through word-of-mouth and light advertising such as the Yellow Pages and at trade shows and other events. We screen print and embroider T-shirts, jackets, hats, caps, pants, sweatshirts, jersey’s, uniforms and even bags.

Our principal suppliers are Hypertek, Stanton Wholesale, Checkmate Casuals and Flash Direct. Hypertek and Kolder supply us with koolvest inserts and the actual vests. Stanton Wholesale and Checkmate Casuals supply the company with the Tee Shirt product and other products. Flash Direct supplies us with solutions and ink. We do not anticipate any disruption in the supply of these raw materials or the technological support for the screen printing process.

Our corporate facilities are located in a 1,000 sf office at 7405 Armstrong, Rowlett, Texas. We have no lease commitments as we are on a month to month lease of $1,000 per month which we rent from the President.

The Company has performed pad printing, printing anything from pens to USB drives.  We have the capability to do laser engraving to gain a larger market in USB decorating sales.

We use cutting edge ink jet technology with a BROTHER GT-541. With this machine we can print on many garments in high quality color directly from a computer – known as “Direct to Garment” printing. This technology came out about six years ago and has been growing rapidly. The Brother GT-541(Direct to Garment printer) uses ink jet technology that prints on many garments in high quality color directly from a computer. This ink jet garment printer is as simple to operate as a desktop printer, which can be networked with multiple units, to deliver greater print quality and still remain cost-effective for short-run apparel graphics applications.

The GT-541 is faster and less expensive to operate than traditional screen printing machines due to minimal set-up, tear-down, clean-up, screens, squeegees, or pallet adhesive. The GT-541 water based ink can be cured by a standard heat press, eliminating the need to purchase a conveyor dryer, and significantly thereby reducing operating space requirements.

24

Conventional silk-screening requires large operational space, special chemicals for processing and reclaiming of screens, exposure units, and a wide range of inks, not to mention a very large investment to be competitive. Generally, under the conventional silk process, a minimum number of shirts have to be purchased, artwork separated, screens made (1 screen per color) at the rate of $25 per screen, designs limited to 6-8 colors in most cases and require a small staff to run the equipment.

The Direct to Garment printer is so efficient the Company can now offer a “solution to an age old problem”, NO Setups, NO minimums, and UNLIMITED Colors.  This technology has revolutionized the screen print.

All product sold is bought in its finished state. We perform no assembly or manufacture, only printing, screen printing and embroidery.  We are an established business, having been incorporated on September 13, 2007. We do not plan to offer any new products, however, we do plan to enhance our ordering and production processes through the acquisition of cutting edge silk and embroidery machinery as well as purchase industry best-in-class internet software to facilitate the build-out of our internet marketing, ordering, and delivery.

We source most (80%) of our promotional products through organizations that promote promotional products and companies.  ASI (Advertising Specialty Institute) and PPAI (Promotional Products Association International) are organizations that provide connections to suppliers of finished goods.  Members have access to these suppliers and are afforded discounts from these vendors.

GOVERNMENT REGULATION:

The Company’s business and products are not subject to material regulation. The Company’s operations are not dependent on patents, copyrights, trade secrets, know-how or other proprietary information. We do not anticipate doing so in the future. We are not under any confidentiality agreements or covenants.

INDUSTRY & COMPETITION:

The retail production of apparel printing and embroidery is retail focused and therefore driven by the local economy and the individual tastes and preferences of the purchaser. We are keenly aware that to be competitive we must not only offer the best value for the money but also the service our customers expect when purchasing. It is our opinion the competitiveness of the retail industry for our product entails quality production, ascetic aspects of the products, and service through product knowledge and timely delivery. Competition varies by local retail outlets, internet based operations, and product offering.

Our primary competition is with large internet based customized apparel silk screen printers and embroiders. Such competitors include Broken-Arrow (www.broken-arrow.com) and Zazzle (www.zazzle.com). These companies and companies similar to them provide a one-stop shopping opportunity from customized screen printing and embroidery to personalized designs to T-shirt silk screen printing to wholesale printing as well as corporate and government ordering. Such companies offer high quality, cheap prices, free custom design art, wholesale bulk pricing, fast ordering and organic shirts. Usually they offer no set up fees, art design in-house, free shipping up to $999.00, rush orders and 6 day or less production.

We believe competition will be determined by price, service, and product selection. The Company believes it is competitive in all three categories.

Price – Due to discount purchasing through container of competitively priced quality merchandise, the Company believes it has a competitive advantage with other providers of similar services.

Selection – Through the purchase of the aforementioned machinery and internet software we expect to have a competitive advantage in production and selection.

Service – We are structured to meet the same delivery and turn around time as our competitors.

DESCRIPTION OF PROPERTY

Studio 82 Imports, Inc. has no property. It has no operations so does not have an office location.

Hall Tees, Inc.

Our corporate facilities are located in a 1,000 sf office space at 7405 Armstrong, Rockwall, Texas, which is in the home of the President. We have no lease commitments as we are on a month to month lease of $1,000 per month.

LEGAL PROCEEDINGS

Studio 82 Imports, Inc. is not involved in any legal proceedings.

Hall Tees, Inc. is not involved in any legal proceedings.

25

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Studio 82 Imports, Inc. common stock is not currently quoted on any quotation medium.

Hall Tees, Inc.’s common stock is traded on the OTCQB maintained by OTC Markets under the symbol "HTEE".  The following table sets forth, for the periods indicated, the high and low sales prices, which set forth reflect inter-dealer prices, without retail mark-up or mark-down and without commissions; and may not reflect actual transactions.

Calendar Quarter / Period Ending	Low	High
September 30, 2013	1.05	2.00
June 30, 2013	2.00	4.00
March 31, 2013	0.65	0.65

December 31, 2012	0.00	0.51
September 30, 2012	0.00	0.00
June 30, 2012	0.00	0.00
March 31, 2012	0.00	0.51

December 31, 2011	0.51	0.51
September 30, 2011	0.51	0.51
June 30, 2011	0.51	0.51
March 31, 2011	0.51	0.51

No cash dividends on the Company common stock have been declared or paid since the Company's inception. The Company had approximately 95 shareholders at September 20, 2013. This does not include shareholders that hold their shares in street name or with a broker.

26

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements of the Company as of June 30, 2013 and for the six months ended June 30, 2013, follow. Additionally, the financial statements of the Company as of December 31, 2012 and 2011 and for the years then ended, together with the independent auditors' report thereon of EFP Rotenberg, LLP, follow.

FINANCIAL STATEMENTS

HALL TEES, INC. Condensed Consolidated Balance Sheets June 30, 2013 and December 31, 2012 (Unaudited)

	2013	2012
ASSETS
Current Assets
Cash and Cash Equivalents	$69,495	$98,435

Accounts Receivable, Net	80	1,799
Total Current Assets	69,575	100,234

Fixed Assets, Net	26,931	35,421

TOTAL ASSETS	$96,506	$135,655

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$9,250	$8,283
Accrued Expenses	28,738	22,230
Amounts due Shareholder	52,943	49,575

Total Current Liabilities	90,931	80,088

Total Liabilities	90,931	80,088

Stockholders' Equity
Preferred Stock, $.001 par value, 25,000,000 shares authorized,
0 and 0 shares issued and outstanding	0	0
Common Stock, $.001 par value, 50,000,000 shares authorized,
7,755,400 and 7,755,400 shares issued and outstanding	7,755	7,755
Additional Paid-In Capital	389,945	389,945
Accumulated Deficit	(392,125)	(342,133)
Total Stockholders' Equity	5,575	55,567

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$96,506	$135,655

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

27

HALL TEES, INC. Condensed Consolidated Statements of Operations For the Three and Six months ended June 30, 2013 and 2012

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

REVENUE	$12,056	$16,511	$28,426	$25,105
COST OF SALES	2,272	7,682	7,759	10,629
GROSS PROFIT	9,784	8,829	20,667	14,476

OPERATING EXPENSES
Depreciation	4,042	5,149	8,490	10,336
Selling and Advertising Expenses	—	2,775	—	516
Other General Expenses	34,458	14,823	62,211	38,669
TOTAL OPERATING EXPENSES	38,500	20,333	70,701	49,521

NET OPERATING LOSS	(28,716)	(11,504)	(50,034)	(35,045)

OTHER INCOME
Interest Income	16	51	42	103

TOTAL OTHER INCOME	16	51	42	103

NET LOSS BEFORE INCOME TAXES	(28,700)	(11,453)	(49,992)	(34,942)

Provision for Income Taxes (Expense) Benefit	—	—	—	—

NET LOSS	$(28,700)	$(11,453)	$(49,992)	$(34,942)

EARNINGS PER SHARE, Basic and Diluted

Weighted Average of Outstanding Shares	7,755,400	7,755,400	7,755,400	7,755,400
Income (Loss) for Common Stockholders	$(0.00)	$(0.00)	$(0.01)	$(0.00)

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

28

HALL TEES, INC. Condensed Consolidated Statement of Changes in Stockholders’ Equity(Deficit) For the Six months ended June 30, 2013 and The Year Ended December 31, 2012 (Unaudited)

	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	(Deficit)	Totals

Stockholders' Equity (Deficit),
January 1, 2012	7,755,400	$7,755	$389,945	$(282,353)	$115,347

Net Loss				(59,780)	(59,780)

Stockholders' Equity (Deficit),
December 31, 2012	7,755,400	$7,755	$389,945	$(342,133)	$55,567

Net Loss				(49,992)	(49,992)

Stockholders' Equity (Deficit),
June 30, 2013	7,755,400	$7,755	$389,945	$(392,125)	$5,575

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

29

HALL TEES, INC. Condensed Consolidated Statements of Cash Flows For the Six months ended June 30, 2013 and 2012

(Unaudited)

	2013	2012
CASH FLOWS USED BY OPERATING ACTIVITIES
Net Loss	$(49,992)	$(34,942)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation	8,490	10,336
Bad Debt Expense	—	516
Changes in assets and liabilities:
Accounts Receivable	1,719	(735)
Accounts Payable	967	(907)
Accrued Expenses	6,508	(199)
Net Cash Used by Operating Activities	(32,308)	(25,931)

CASH FLOWS FROM INVESTING ACTIVITIES
	—	—
Net Cash Provided by Investing Activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Capitalized Lease Payments	—	(2,922)
Borrowings: Stockholder Advances	3,368	3,099
Net Cash Provided (Used) by Financing Activities	3,368	177

NET DECREASE IN CASH AND CASH EQUIVALENTS	(28,940)	(25,754)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	98,435	141,106

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$69,495	$115,352

SUPPLEMENTAL DISCLOSURES

Cash Paid During the Year for Interest Expense	$—	$—
Cash Paid During the Year for Taxes	$—	$—

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

30

HALL TEES, INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2013

(Unaudited)

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Hall Tees, Inc. (The “Company”) operates as a printer and silk screener.  The Company is located in Rowlett, Texas and was incorporated on September 13, 2007 under the laws of the State of Nevada.

Hall Tees, Inc., is the parent company of Hall Tees & Promotions, L.L.C., (“Hall Tees Texas”), a company incorporated under the laws of the State of Texas. Hall Tees Texas was established in 2007 and for the past fifteen months has been operating a single facility in Texas.

On September 12, 2007, Hall Tees, Inc. ("Hall Tees Nevada"), a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding membership interests of Hall Tees Texas.  On September 15, 2007, Hall Tees Nevada issued 7,000,000 shares of common stock in exchange for a 100% equity interest in Hall Tees Texas.  As a result of the share exchange, Hall Tees Texas became the wholly owned subsidiary of Hall Tees Nevada.  As a result, the members of Hall Tees Texas owned a majority of the voting stock of Hall Tees Nevada.  The transaction was regarded as a reverse merger whereby Hall Tees Texas was considered to be the accounting acquirer as its members retained control of Hall Tees Nevada after the exchange, although Hall Tees Nevada is the legal parent company.  The share exchange was treated as a recapitalization of Hall Tees Nevada.  As such, Hall Tees Texas (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Hall Tees Nevada had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.

Change of Domicile: In May the Company filed a Form S-4 with the US Securities & Exchange Commission (SEC) to effectuate the redomiciling of its charter from Nevada to the British Virgin Islands through the merger of Hall Tees, Inc. with Studio 82, a British Virgin Islands company. Studio 82 has no assets and liabilities and the redomiciling will have a negligible effect on the financial condition of the company.  The SEC has submitted comments and is continuing its review. As of the date of this filing a Form S-4/A has been prepared and will be filed soon.

Unaudited Interim Consolidated Financial Statements:

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission (“SEC”) regulations for interim financial information. These consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the balance sheets, statements of operations and statements of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to SEC rules and regulations. It is presumed that users of this interim financial information have read or have access to the audited financial statements and footnote disclosure for the preceding fiscal year contained in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2013. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  Below is a summary of certain significant accounting policies selected by management.

The condensed consolidated financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

31

Management believes that all adjustments necessary for a fair statement of the results of the six months ended June 30, 2013 and 2012 have been made.

 Basis of Presentation:

The Company prepares its consolidated financial statements on the accrual basis of accounting.  All intercompany balances and transactions are eliminated.  The Company’s subsidiaries are consolidated with the parent company.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of six months or less are included in cash and cash equivalents.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $250,000.

Fair Value of Financial Instruments:

The carrying amounts of cash, cash equivalents, accounts receivable, capital leases, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   The Company provides an allowance for all receivables that are greater than 90 days old. Allowances for Doubtful Accounts totaled $2,200 and $2,200 at June 30, 2013 and December 31, 2012 respectively.  Write offs are recorded at a time when a customer receivable is deemed uncollectible. During the six months ended June 30, 2013 the Company had no write-offs.

Fixed Assets:

Fixed assets are stated at cost if purchased, or at fair value in a nonmonetary exchange, less accumulated depreciation.  Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.  Leases that meet the requirements of ASC 840-10, are capitalized and included in fixed assets.

Revenue Recognition:

The Company recognizes revenue in accordance with ASC 605-10. Revenue will be recognized only when all of the following criteria have been met:

·	Persuasive evidence of an arrangement exists;
·	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
·	The price is fixed and determinable; and
·	Collectability is reasonably assured.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is identical to earnings per share (basic).

Income Taxes:

Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code.  There are no provisions for current taxes due to net available operating losses.

Recent Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

32

Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

NOTE 2 – FIXED ASSETS

Fixed assets at June 30, 2013 and December 31, 2012 are as follows:

	2013	2012
Furniture & Equipment	$95,086	$95,086
Capitalized Leases	29,220	29,220
Gross Fixed Assets	124,306	124,306
Less: Accumulated Depreciation	(97,375)	(88,885)
Net Fixed Assets	$26,931	$35,421

NOTE 3 – CAPITALIZED AND OPERATING LEASES

The Company leases a 1,200 square foot space from the President on a month to month basis for $1,000 per month. Rent expense was $3,000 and $6,000 for the three and six month periods ended June 30, 2013 and 2012, respectively.

NOTE 4 – EQUITY

The Company is authorized to issue 25,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At June 30, 2013 and December 31, 2021, there were zero shares outstanding.

The Company is authorized to issue 50,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At June 30, 2013 and December 31, 2012, there were 7,755,400 shares outstanding respectively.

The Company does not have any stock option plans or warrants.

NOTE 5 – INCOME TAXES

The Company has adopted ASC 740, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).   Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be.

Deferred tax assets at June 30, 2013 and December 31, 2012 consisted of the following:

	2013	2012
Deferred Tax Asset	$91,783	$79,285
Less: Valuation Allowance	(91,783)	(79,285)
Net Deferred Tax Asset	$0	$0

The net deferred tax asset generated primarily by the Company’s net operating loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $392,125 at June 30, 2013 and $342,133 at December 31, 2012, and will expire in 2025 through 2031.

The difference in the income tax benefit not shown in the consolidated statements of operations and the amount that would result if the U.S. Federal statutory rate of 25% were applied to pre-tax loss for 2013 and 2012 is attributable to the valuation allowance.

The realization of deferred tax benefits is contingent upon future earnings, therefore, is fully reserved at June 30, 2013 and December 31, 2012.

The Company recognizes interest and penalties related to unrecognized tax benefits in general and administrative expense. During the six months ended June 30, 2013 and the year ended December 31, 2012 the Company recognized no interest and penalties.

33

NOTE 6 – RELATED PARTY TRANSACTIONS

The President and a Stockholder of the Company has advanced the Company $52,943 and $49,575 as of June 30, 2013 and December 31, 2012, respectively, for working capital. No interest is paid on this advance.

Under a contract with the Company beginning November 6, 2007, originally expiring December 31, 2012 and updated to end December 31, 2013, the President provides general management services to the Company for up to $4,000 per month.  Payroll expense incurred under this contract totaled approximately $12,420 and $0 for the six months ended June 30, 2013 and 2012, respectively.

The Company pays rent of $1,000 per month to the President for warehouse facilities.  Total charges were $6,000 in each of the six months ended June 30, 2013 and 2012.

Yorkdale Capital, LLC advises and assists the President with many aspects related to the regulatory filings including assistance with the consolidation of financial statements for audit. Yorkdale Capital, LLC or its principals are shareholders and invoice the company reasonable fees for accounting, general consulting and administrative services. The accounts payable balance at June 30, 2013 was $9,250 and at December 31, 2012 was $7,000.

NOTE 7– FINANCIAL CONDITION AND GOING CONCERN

The Company has minimal operations and has negative working capital of $21,356 at June 30, 2013 and positive working capital of $20,146 as of December 31, 2012. Due to the limited operating history and limited operations, the Company may require additional working capital to survive. If the funds the Company has are not sufficient it will also consider bank loans or additional shareholder loans. There are no assurances that the Company will be able to obtain any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 – REVENUE CONCENTRATION

The Company’s three largest customers account for 90% ($25,488) of the 2013 year-to-date revenues. The table below discloses the largest customers 2013 versus 2012 for the six months ended June 30, 2013 and 2012 (note: comparison of largest customers year-over-year).

	YTD 2013 Sales		YTD 2012 Sales
TOP 5 customer	$	%	$	%
Cust 1	18,800	66%	13,671	54%
Cust 2	5,628	20%	1,456	6%
Cust 3	1,020	4%	1,124	4%
Cust 4	963	3%	957	4%
Cust 5	660	2%	842	3%
Other	1,355	5%	7,055	28%

TOTAL	28,426	100%	25,105	100%

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Hall Tees, Inc.

We have audited the accompanying consolidated balance sheets of Hall Tees, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of  operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2012. Hall Tees, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have audited the accompanying consolidated balance sheets of Hall Tees, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of  operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2012. Hall Tees, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hall Tees, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company's limited working capital, operating history and operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

April 16, 2013

35

HALL TEES, INC. Consolidated Balance Sheets December 31, 2012 and 2011

	2012	2011
ASSETS
Current Assets
Cash and Cash Equivalents	$98,435	$141,106
Accounts Receivable, Net of Allowance for Doubtful Accounts of $2,200 and $4,780	1,799	670
Total Current Assets	100,234	141,776

Fixed Assets, Net of Accumulated Depreciation of $81,850 and $72,025	35,421	60,115

TOTAL ASSETS	$135,655	$201,891

LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)
Current Liabilities
Accounts Payable	$8,283	$1,107
Accrued Expenses	22,230	36,117
Amounts due Shareholder	49,575	43,476
Current Portion of Capital Lease	—	5,844
Total Current Liabilities	80,088	86,544

Long Term Liabilities
Capitalized Lease Obligation	—	5,844
Less: Current Portion	—	(5,844)
Total Long Term Liabilities	—	—
Total Liabilities	80,088	86,544

Stockholders' Equity (Deficit)
Preferred Stock, $.001 par value, 25,000,000 shares authorized,
0 and 0 shares issued and outstanding	—	—
Common Stock, $.001 par value, 50,000,000 shares authorized,
7,755,400 shares issued and outstanding	7,755	7,755
Additional Paid-In Capital	389,945	389,945
Accumulated Deficit	(342,133)	(282,353)
Total Stockholders' Equity (Deficit)	55,567	115,347

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)	$135,655	$201,891

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

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HALL TEES, INC. Consolidated Statements of Operations For the Years Ended December 31, 2012 and 2011

	2012	2011

REVENUE	$71,288	$58,242
COST OF SALES	26,155	34,178
GROSS PROFIT	45,133	24,064

OPERATING EXPENSES
Depreciation	20,125	21,107
Selling and Advertising Expenses	1,487	8,429
Other General Expenses	83,487	102,491
TOTAL OPERATING EXPENSES	105,099	132,027

NET OPERATING LOSS	(59,966)	(107,963)

OTHER INCOME (EXPENSE)
Interest Income	186	361
TOTAL OTHER INCOME (EXPENSE)	186	361

NET LOSS BEFORE INCOME TAXES	(59,780)	(107,602)

Provision for Income Taxes (Expense) Benefit	—	—

NET LOSS	$(59,780)	$(107,602)

EARNINGS PER SHARE, Basic and Diluted

Weighted Average of Outstanding Shares	7,755,400	7,624,304
Loss for Common Stockholders	$(0.01)	$(0.01)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

37

HALL TEES, INC. Consolidated Statement of Changes in Stockholders’ Equity(Deficit) For the Years Ended December 31, 2012 and 2011

	Common Stock			Retained
	Shares	Amount	Paid-In Capital	Earnings (Deficit)	Totals

Stockholders' Equity (Deficit),
January 1, 2011	7,605,400	$7,605	$365,095	$(174,751)	$197,949

Common Stock issued for services	150,000	150	24,850		25,000

Net Loss				(107,602)	(107,602)

Stockholders' Equity (Deficit),
December 31, 2011	7,755,400	$7,755	$389,945	$(282,353)	$115,347

Net Loss				(59,780)	(59,780)

Stockholders' Equity (Deficit),
December 31, 2012	7,755,400	$7,755	$389,945	$(342,133)	$55,567

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

38

HALL TEES, INC. Consolidated Statements of Cash Flows For the Years Ended December 31, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(59,780)	$(107,602)
Adjustments to reconcile net loss to net cash used
for operating activities:
Depreciation	20,125	21,107
Shares issued for services	—	25,000
Bad Debt Expense	1,487	3,222
Changes in assets and liabilities:
(Increase) / decrease in Accounts Receivable	(2,616)	(2,779)
Increase / (decrease) in Accounts Payable	7,176	1,107
Increase in Accrued Expenses	(13,887)	11,758
Net Cash Used for Operating Activities	(47,495)	(48,187)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of Fixed Assets	4,569	—
Net Cash Provided by Investing Activities	4,569	—

CASH FLOWS FROM FINANCING ACTIVITIES
Capitalized Lease Payments	(5,844)	(5,844)
Borrowings from Stockholder	6,099	5,983
Net Cash Provided by Financing Activities	255	139

NET INCREASE IN CASH AND CASH EQUIVALENTS	(42,671)	(48,048)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	141,106	189,154

CASH AND CASH EQUIVALENTS AT END OF YEAR	$98,435	$141,106

SUPPLEMENTAL DISCLOSURES

Cash Paid During the Year for Interest Expense	$—	$—
Cash Paid During Year for Taxes Paid	$—	$—

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

39

HALL TEES, INC. Notes to the Consolidated Financial Statements December 31, 2012 and 2011

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Hall Tees, Inc. (The “Company”) operates as a printer and silk screener.  The Company is located in Rowlett, Texas and was incorporated on September 13, 2007 under the laws of the State of Nevada.

Hall Tees, Inc., is the parent company of Hall Tees & Promotions, L.L.C., (“Hall Tees Texas”), a company incorporated under the laws of the State of Texas. Hall Tees Texas was established in 2007.

On September 13, 2007, Hall Tees, Inc. ("Hall Tees Nevada"), a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding membership interests of Hall Tees Texas.  On September 15, 2007, Hall Tees Nevada issued 7,000,000 shares of common stock in exchange for a 100% equity interest in Hall Tees Texas.  As a result of the share exchange, Hall Tees Texas became the wholly owned subsidiary of Hall Tees Nevada.  As a result, the members of Hall Tees Texas owned a majority of the voting stock of Hall Tees Nevada.  The transaction was regarded as a reverse merger whereby Hall Tees Texas was considered to be the accounting acquirer as its members retained control of Hall Tees Nevada after the exchange, although Hall Tees Nevada is the legal parent company.  The share exchange was treated as a recapitalization of Hall Tees Nevada.  As such, Hall Tees Texas (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Hall Tees Nevada had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  Below is a summary of certain significant accounting policies selected by management.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

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Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.  All intercompany balances and transactions are eliminated.     The Company’s subsidiaries are consolidated with the parent company.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are included in cash and cash equivalents.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $250,000.

Fair Value of Financial Instruments:

The carrying amounts of cash, cash equivalents, accounts receivable, capital leases, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   The Company provides an allowance for all receivables that are greater than 90 days old. Allowances for Doubtful Accounts totaled $2,200 and $4,780 at December 31, 2012 and 2011 respectively.  Write offs are recorded at a time when a customer receivable is deemed uncollectible.

Fixed Assets:

Fixed assets are stated at cost if purchased, or at fair value in a nonmonetary exchange, less accumulated depreciation.  Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.  Leases that meet the requirements of ASC 840-10 are capitalized and included in fixed assets.

Revenue Recognition:

The Company recognizes revenue in accordance with ASC 605-10. Revenue will be recognized only when all of the following criteria have been met:

·	Persuasive evidence of an arrangement exists;
·	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
·	The price is fixed and determinable; and
·	Collectability is reasonably assured.

41

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is identical to earnings per share (basic).

Income Taxes:

Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code.  There are no provisions for current taxes due to net available operating losses.

Recent Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

NOTE 2 – FIXED ASSETS

Fixed assets at December 31, 2012 and 2011 are as follows:

	2012	2011
Furniture & Equipment	$88,051	$102,920
Capitalized Leases	29,220	29,220
Gross Fixed Assets	117,271	132,140
Less: Accumulated Depreciation	(81,850)	(72,025)
Net Fixed Assets	$35,421	$60,115

Depreciation expense for the years ended December 31, 2012 and 2011 was $20,125 and $21,107, respectively.

NOTE 3 – CAPITALIZED AND OPERATING LEASES

The Company entered into a capitalized lease obligation during 2008 for a total of $29,220. Payments of $487 including principal and interest at 12% are due monthly through December 2012. As of December 31, 2012 the balance of the obligation was $0.

The Company leases a 1,000 square foot warehouse space on a month to month basis for $1,000 per month. Rent expense was $12,000 (see Note 6) for the years ended December 31, 2012 and 2011.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 25,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2012 and December 31, 2011, there were zero shares outstanding.

The Company is authorized to issue 50,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2012 and December 31, 2011, there were 7,755,400 shares outstanding, respectively.

The Company does not have any stock option plans or warrants.

42

NOTE 5 – INCOME TAXES

The Company has adopted ASC 740-10 requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).   Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be.

Deferred tax assets at December 31, 2012 and 2011 consisted of the following:

Deferred tax asset related to:	2012	2011
Prior year	$64.340	$43,688
Tax benefit for current year	14,945	20,652
Total deferred tax asset	79,285	64,340
Less: valuation allowance	(79,285)	(64,340)
Net deferred tax asset	$—	$—

The net deferred tax asset generated primarily by the Company’s net operating loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $342,133 at December 31, 2012, and will expire in 2025 through 2031.

The difference in the income tax benefit not shown in the consolidated statements of operations and the amount that would result if the U.S. Federal statutory rate of 25% were applied to pre-tax loss for 2012 and 2011 is attributable to the valuation allowance.

The realization of deferred tax benefits is contingent upon future earnings, therefore, is fully reserved at December 31, 2012.

Upon adoption of ASC 740-10, the Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods.  The Company has not accrued any additional interest or penalties as a result of the adoption of ASC 740-10.

The Company recognizes interest and penalties related to unrecognized tax benefits in general and administrative expense. During the year ended December 31, 2012 the Company recognized no interest and penalties.

NOTE 6 – RELATED PARTY TRANSACTIONS

The President, also a Stockholder of the Company, has advanced the Company $49,575 and $43,476 as of December 31, 2012 and December 31, 2011, respectively, for working capital. No interest is paid on this advance.

Under a contract with the Company beginning November 6, 2007 and ending December 31, 2013, the President provides general management services to the Company up to $4,000 per month.  Payroll expense incurred under this contract totaled approximately $- and $12,960 for the years ended December 31, 2012 and 2011, respectively.

The Company pays rent of $1,000 per month to the President for warehouse facilities.  Total charges were $12,000 in 2012 and 2011.

NOTE 7– FINANCIAL CONDITION AND GOING CONCERN

The Company has minimal operations and has working capital of approximately $20,000 and $55,000 as of December 31, 2012 and December 31, 2011, respectively. Because of this low level of working capital and limited operating history and limited operations, the Company may require additional working capital to survive. The Company raised additional working capital through a private placement and intends to raise additional working capital either through further private placements or bank loans or sale of common stock. There are no assurances that the Company will be able to do any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

43

 NOTE 8 – REVENUE CONCENTRATION

The Company’s five largest customers account for 84% ($59,580) of the 2012 year-to-date revenues. The table below discloses the largest customers 2012 versus 2011 for the year ended December 31, 2012 and 2011.

	YTD 2012 Sales		YTD 2011 Sales
TOP 5 customer	$	%	$	%
Cust 1	19,421	27%	12,626	22%
Cust 2	18,870	27%	9,389	16%
Cust 3	15,682	22%	4,238	7%
Cust 4	3,302	5%	3,745	6%
Cust 5	2,305	3%	3,260	6%
Other	11,708	16%	24,984	43%

TOTAL	71,288	100%	58,242	100%

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SELECTED FINANCIAL DATA

Not applicable.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013

Studio 82 Imports, Inc. has no operations and has not had any to date. No management’s discussion is included.

Hall Tees, Inc. quarter ended on June 30, 2013.  Any reference to the end of the fiscal quarter refers to the end of the first quarter for the period discussed herein.

REVENUE.  Revenue for the three months ended June 30, 2013 was $12,056 compared to $16,511 for the three month period ended June 30, 2012.  Revenue decreased $4,455 or 27% due to a decrease in silk-screening of $8,200 and general garments of $5,000; this was partially offset by an increase in pad printing of $8,600.

Revenue for the six months ended June 30, 2013 was $28,426 compared to $25,105 for the six month period ended June 30, 2012.  Revenue increased $3,321 or 13% due to an increasing in pad printing of $18,800 which was partially offset by a decrease in silk-screening and t-shirts of $15,500.

COST OF SALES: Cost of sales (COS) were $2,272 (or 19% of revenue) for the three months ended June 30, 2013 compared to $7,682 (or 46% of revenue) for the same period in 2012.  The decrease in COS as a percent of sales is due to product mix as sales were geared toward higher margin products.

Cost of sales (COS) were $7,759 (or 27% of revenue) for the six months ended June 30, 2013 compared to $10,629 (or 42% of revenue) for the same period in 2012.  The slight decrease in COS as a percent of sales is due to product mix as sales were geared toward higher margin products.

OPERATING EXPENSES. Operating expenses, exclusive of depreciation expense of $4,042 and $5,149, were $34,458 and $17,598 for the three month periods ended June 30, 2013 and 2012 respectively.  The increase expenses were due to payroll costs to the President ($5,800) and fees/services ($10,000) related to redomiciling of the Company to the Cayman Islands.

Operating expenses, exclusive of depreciation expense of $8,490 and $10,336, were $62,211 and $39,185 for the six month periods ended June 30, 2013 and 2012 respectively.  The increase expenses were due to payroll costs to the President ($12,400) and fees/services ($10,000) related to redomiciling of the Company to the Cayman Islands.

NET LOSS. The Net Loss for the three months ended June 30, 2013 and 2012 was $28,700 versus $11,453, respectively.  The main drivers behind the change are discussed above.

The Net Loss for the six months ended June 30, 2013 and 2012 was $49,992 versus $34,942, respectively.  The main drivers behind the change are discussed above.

LIQUIDITY AND CAPITAL RESOURCES.

In addition to the preceding, the Company plans for liquidity needs on a short term and long term basis as follows:

Short Term Liquidity:

The Company relies on one primary funding source for short term liquidity needs: advances from the major shareholder / President of the Company. The President has advanced the Company $52,943 and $49,575 as of June 30, 2013 and December 31, 2012, respectively, for working capital.  No interest is paid on this advance.  This is also disclosed in Note 6.

Long Term Liquidity:

The long term liquidity needs of the Company are projected to be met primarily through the cash flow provided by operations. Cash flow from operations for the six months ended June 30, 2013 was negative $32,308.  The Company continually is seeking new opportunities to spur sales and increase top line revenue.

45

Going Concern

Our independent auditors included a going concern explanatory paragraph in their report included in our annual report on Form 10-K for the year ended December 31, 2012, which raises substantial doubt about our ability to continue as a going concern. See Note 7.

Capital Resources

We do not expect any significant change to our equity or debt structure and do not anticipate entering into any off-balance sheet arrangements.

Material Changes in Financial Condition

WORKING CAPITAL : Working Capital decreased by approximately $41,500 to negative $21,356 since December 31, 2012.  This decrease is due to the reduction in cash of about $28,900 and an increase in current liabilities of about $10,800.

SHAREHOLDERS’ EQUITY : Shareholders’ Equity decreased by $49,992 due to the net loss.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012

Hall Tees, Inc.

GOING CONCERN:

The Company has minimal operations and has working capital of approximately $20,000 and $55,000 as of December 31, 2012 and December 31, 2011, respectively. Because of this low level of working capital and limited operations, the Company may require additional working capital to survive. The Company raised additional working capital through a private placement in 2010 and intends to raise additional working capital either through further private placements or bank loans or sale of common stock. There are no assurances that the Company will be able to do any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

EXECUTIVE OVERVIEW:

In 2012 we saw improvement in the promotions market place. Our sales increased $13,046 versus 2011 or 22%. The rebound in the economy stimulated small business discretionary spending. The promotional marketplace is very volatile and we continue to see customers come and go. In 2012, our third largest customer was new versus 2011.

REVENUE:  Revenue for the year ended December 31, 2012, was $71,288 compared with revenues for the twelve months ended December 31, 2011 of $58,242.  The increase is attributed to customers beginning to spend once more on promotional items and through advertising. We lost our 3rd and 5th largest customers from 2011 (combined $6,679) but more than made up for it with one new customer at $15,682. Our top five customers accounted for 84% of sales, or $59,580, in 2012, versus 2011 of

57% or 33,258.

COST OF SALES: Cost of sales (COS) were $26,155 (or 37% of revenue) for the year ended December 31, 2012 compared to $34,178 (or 59% of revenue) for the same period in 2011. The decrease in COS by 23% point is due to product mix. In 2011 we sold promotional kool-vests ($21,102 in 2011 versus $5,389 in 2012) that had a higher cost of goods sold percentage than the rest of our business (anywhere from 50-75%). Of the increased sales in 2012, $17,600 were in Pad Printing that has much lower cost of sales as a percentage of sales.

OPERATING EXPENSES. Operating expenses, exclusive of depreciation expense of $20,125 and $21,107, were $84,974 and $110,920 for the twelve month periods ended December 31, 2012 and 2011 respectively, a decrease of $25,946.  The decrease in costs were mainly due to reduced expenses in payroll ($13,000 – President taking a lower salary), $6,700 lower net professional fees, and $5,200 of reduced advertising expenses.

NET INCOME (LOSS). The Net Loss for the year ended December 31, 2012 and 2011 decreased to ($59,780) from ($107,602). The improvement versus 2011 was due to the explanations as discussed above.

46

LIQUIDITY AND CAPITAL RESOURCES.

The Company plans for liquidity needs on a short term and long term basis as follows:

Short Term Liquidity:

The Company relies on one primary funding source for short term liquidity needs: advances from the major shareholder / President of the Company. The President has advanced the Company $49,575 and $43,476 as of December 31, 2012 and December 31, 2011, respectively, for working capital.  No interest is paid on this advance.  This is also disclosed in Note 6 to the December 31, 2012 financial statements.

Long Term Liquidity:

The long term liquidity needs of the Company are projected to be met primarily through the cash flow provided by operations. Cash flow from Operating Activities for the year ended December 31, 2012 were negative $47,495 versus 2011 of negative $48,187.  We anticipate 2013 Cash Flow from Operating Activities to improve.

Capital Resources

In January 2009, the Company entered into a capital lease commitment that has a term of four years, ending December 2012.  The general purpose of the lease commitment is for equipment that is used in the Company’s operations of printing and puts us on the cutting edge of “Direct to Garment” printing as discussed above.  Annual commitments are $5,844 with a total commitment of $29,220.  The balance due at December 31, 2012 was $-.

Material Changes in Financial Condition

WORKING CAPITAL: In the year ended December 31, 2012 working capital decreased by approximately $35,100, to $20,100 versus December 31, 2011.  This decrease is primarily due to a reduction in cash of $43,000, a decrease in accounts payable/accrued expenses of $6,700 and increase in shareholder advances of $6,100.

Critical Accounting Policies

The Company’s critical accounting policies and estimates are fixed assets, reserve for doubtful accounts and revenue recognition.

STOCKHOLDERS’ EQUITY (DEFICIT): Stockholders’ Equity (Deficit) changed by approximately $59,800 in the year ended December 31, 2012 versus December 31, 2011 due to the net loss in the year ended December 31, 2012.

UNUSUAL EVENTS: None.

FUTURE FINANCIAL CONDITION:  The Company is optimistic about its future and the opportunities ahead.  There are no assurances that the Company will be able to do any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

Management Advisors

Yorkdale Capital, LLC advises and assists the President with many aspects related to the regulatory filings including assistance with the consolidation of financial statements for audit. Yorkdale Capital, LLC or its principals are shareholders and were paid $19,750 and $11,490 for services in the years ended December 31, 2012 and 2011, respectively.

Plan of Operations

The plan of operations for the 12 months will include the continued growth plan of the Company and will concentrate in three areas:

1.	Organic growth through existing customers

2.	New markets

3.	New customers

Organic growth through existing customers:  Our organic growth in 2012 improved as many small businesses again began spending discretionary funds on promotional items. The increased sales in 2012 is due to the economy. There are no current significant seasonal trends in our business that will impact our business quarter-to-quarter.

New Markets:  We continue to explore and review all opportunities to acquiring state of the art apparel printers and developing and launching our shopping and ordering web site “Just 1 Tee” which we did not do in 2012 due to lack of working capital.  By investing in new equipment, combined with our web-site, we will reach new geographies and will be able to service customer projects that we are currently unable to service.

47

New Customers:  Through increased marketing and advertising dollars we have been reaching new customers, similar to what we currently service, as well as those mentioned above in new markets.  Marketing and advertising costs will be determined by the amount raised in the initial offering. Advertising costs will include targeted internet advertising, printed trade periodicals, and the solicitation of large corporate accounts through the leveraging our President’s industry contacts through ASI (Advertising Specialty Institute), PPAI (Promotional Products Association International) and networking that he has developed over the past 14 years while being involved in the promotional products industry. If the minimum amount is raised in this offering, in the first 12 months of operation, a minimum amount of money will be spent on advertising.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable for smaller reporting companies

ITEM 15 –INFORMATION WITH RESPECT TO S-3 COMPANIES

Not applicable

ITEM 16 – INFORMATION WITH RESPECT TO S-3 COMPANIES

Not applicable

ITEM 17 – INFORMATION WITH RESPECT TO COMPANIES OTHER THAN S-3 COMPANIES

INFORMATION WITH RESPECT TO THE COMPANY BEING ACQUIRED

BUSINESS

Studio 82 Imports, Inc. has no operations and no business. The only transactions to date have been the incorporation and regulatory fees related to keeping its charter in good standing.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Studio 82 Imports, Inc. common stock is not currently quoted on any quotation medium. No dividends have been paid by Studio 82 Imports, Inc. There is one shareholder.

SELECTED FINANCIAL DATA

Not applicable.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Studio 82 Imports, Inc. has no operations and has not had any operations to date. No management’s discussion is included.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable

48

FINANCIAL STATEMENTS of Studio 82 Imports, Inc.

STUDIO 82, INC.

Balance Sheets

As of December 31, 2012 and 2011

(Unaudited)

	As of Dec 31, 2012	As of Dec 31, 2011
Assets
Current Assets
Cash and Cash Equivalents	$0	$0

Total Assets	$0	$0

Liabilities and Stockholders’ Equity

Current Liabilities	$0	$0

Total Liabilities	0	0

Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	0	0
Common stock, $.001 par value, 40,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding, respectively	6	6
Additional Paid In Capital	11,939	10,614
Accumulated Deficit	(11,945)	(10,620)
Total Stockholders’ Equity (Deficit)	0	0
Total Liabilities and Stockholders’ Equity	$0	$0

The Accompanying Notes are an Integral Part of these Financial Statements.

49

 STUDIO 82, INC.

Statements of Operations

For the Years Ended December 31, 2012 and 2011

(Unaudited)

	Year Ended
	December 31, 2012	December 31, 2011
Revenue	$—	$—
Cost of Sales	—	—
Gross Profit	—	—
Operating Expenses:
General and Administrative	1,325	10,620
Total Operating Expenses	1,325	10,620

Net Operating Income (Loss)	(1,325)	(10,620)

Other (Expense)
Interest Expense	—	—
Total Other (Expense)	—	—

Net Income (Loss)	$(1,325)	$(10,620)

Basic and Diluted Earnings (Loss) per share	$(0.00)	$(0.00)

Shares Outstanding at end of period	5,000,000	5,000,000

The Accompanying Notes are an Integral Part of these Financial Statements.

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STUDIO 82, INC.

Statement of Stockholders' Equity

For the Years Ended

December 31, 2012 and 2011

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Totals

Stockholders’ Equity, December 31, 2010	0	$0	$0	$0	$0

Contributed Capital			5,620		5,620
Net Income				(10,620)	(10,620)

Stockholders’ Equity, December 31, 2011	6,000,000	$6	$10,614	$(10,620)	$0

Contributed Capital			1,325		1,325

Net Income				(1,325)	(1,325)

Stockholders’ Equity, December 31, 2012	6,000,000	$6	$11,939	$(11,945)	$0

The Accompanying Notes are an Integral Part of these Financial Statements.

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STUDIO 82, INC.

Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

(Unaudited)

	Year Ended December 31, 2012	Year Ended December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(1,325)	$(10,620)
Adjustments to reconcile net deficit to cash used by operating activities:
Stock Issued for Services	0	5,000

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,325)	(5,620)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase or Sale of Fixed Assets	0	0
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed Capital	1,325	5,620
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,325	5,620

NET INCREASE (DECREASE) IN CASH	0	0

Cash, beginning of period	0	0
Cash, end of period	$0	$0

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$0	$0
Income taxes paid	$0	$0

The Accompanying Notes are an Integral Part of these Financial Statements.

52

STUDIO 82, INC.

Notes to the Financial Statements

December 31, 2012

(Unaudited)

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

STUDIO 82, Inc. (“STUDIO 82”, the “Company”) was formed on February 21, 2011 in the Cayman Islands and redomiciled to the British Virgin Islands on April 5, 2011. The Company has no business activities and its only expenses are fees for regulatory filings to keep the corporate charter in good standing.

The Company operates on a calendar year-end.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

Management believes that all adjustments necessary for a fair statement of the results for the years ended December 31, 2012 and 2011 have been made.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Recently Issued Accounting Pronouncements:

The Company  does not expect  the  adoption  of  recently  issued  accounting pronouncements  to have a significant  impact on the Company’s  results of  operations, financial position or cash flow.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Accounts Receivable:

Accounts receivable, when incurred, are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections. The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms and a provision is made for all accounts greater than 60 days from invoice date.   Write-offs are recorded at a time when a customer receivable is deemed uncollectible.  The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk.

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Income Taxes:

The Company is incorporated in the British Virgin Islands which has no corporate income tax, therefore there is no provision for income taxes.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is identical to earnings per share (basic).

NOTE 2 – EQUITY

The Company is authorized to issue 10,000,000 preferred shares at a par value of $.001 per share.  There were no preferred shares outstanding as of December 31, 2012 and December 31, 2011.

The Company is authorized to issue 40,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.  There were 6,000,000 and 6,000,000 shares issued and outstanding as of December 31, 2012 and 2011, respectively.

In 2011, the Company issued 6,000,000 shares for services valued at $5,000 to the President.

The Company does not have any stock option plans or stock warrants.

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ITEM 18 – INFORMATION IF PROXIES, CONSENTS OR AUTHORIZATIONS ARE TO BE SOLICITED

Not applicable.

ITEM 19 – INFORMATION IF PROXIES, CONSENTS OR AUTHORIZATIONS ARE NOT TO BE SOLICITED OR IN AN EXCHANGE OFFER

We are not asking for proxies. The action outlined in this filing has already been approved by the written consent of holders of a majority of the outstanding shares entitled to vote on this matter. A vote of the remaining shareholders is not necessary.

The Board of Directors has approved, and a majority of the stockholders (the “Consenting Stockholders”) representing 83.20% of the outstanding voting power as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on this matter and is sufficient under the Nevada Revised Statutes (“NRS”) to approve the Action. Accordingly, the Action will not be submitted to the other stockholders.

The Board of Directors of Studio 82 Imports and the sole shareholder of Studio 82 Imports have consented in writing to the Action. Such approval and consent constitute the approval and consent of all the shares entitled to vote on this matter and is sufficient under the laws of the British Virgin Islands to approve the Action.

Material Interest of Affiliates of the Parties to the Plan and Agreement of Merger.

The officers, directors and affiliates of Hall Tees, Inc. have no interest whatsoever in Studio 82 Imports, Inc.

The officers, directors and affiliates of Studio 82 Imports, Inc. own 10,000 shares, or (0.12% of the outstanding stock) of Hall Tees, Inc.

Executive Compensation

Hall Tees, Inc.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides disclosure about the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we will address and analyze each element of the compensation provided to our Chief Executive Officer, who is the sole officer of the Company, in the Summary Compensation Table which follows this discussion; these individual(s) are referred to as the named executive officers.

Compensation Policy for Executive Officers. We have designed the various elements comprising the compensation packages of our executive officers to achieve the following objectives:

  reflect individual accomplishments and contributions to the Company as well as overall Company performance;
  align each executive officer’s interests with those of the Company’s stockholders; and
  attract and retain qualified executives who will help the Company meets its goals.

Each executive officer’s compensation package has historically consisted of three elements: (i) a base salary, (ii) a cash bonus based upon the individual officer’s personal performance, and (iii) participation in long-term, stock-based incentive awards, in the form of restricted stock, designed to align and strengthen the mutuality of interests between our executive officers and our stockholders.

When establishing the compensation levels for the executive officers, we take into account the Company’s overall performance and its evaluation of each executive officer’s individual performance level and his potential contribution to the Company’s future growth. Over the years, the Company has endeavored to follow a pay-for-performance philosophy when Company performance measures have been achieved.

Elements of Compensation.     Each of the major elements comprising the compensation package for executive officers (salary, bonus and equity) is (i) designed to reflect individual accomplishments and contributions to the Company as well as overall Company performance, (ii) align the executive’s interests with those of our stockholders and (iii) attract and retain qualified executives who will help the Company meet its goals. The manner in which each element of compensation has been structured may be explained as follows:

Salary.      The Company considers the performance of the executive, contributions by the executive towards the Company’s mission/goals and tenure at the Company.

55

Incentive Compensation.     The Company has no plan for incentive compensation at this time.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units(#)	All other option awards: Number of securities underlying options(#)	Exercise or base price of option awards($/Sh)	Grant date fair value of stock and option awards
		Threshold($)	Target($)	Maximum($)	Threshold (#)	Target (#)	Maximum(#)
William Lewis	-	-	-	-	-	-	-	-	-	-	-
CEO, CFO, President, Director

Long-Term Incentives.     We currently have no contractual long-term incentives for our executive officers.

 Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, its Chief Financial Officer and its three other most highly compensated executive officers. These officers are referred to as the “named executive officers”. The Company has not entered into any employment-related agreements with any of the named executive officers.

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation	All other compensation *	Total compensation

William Lewis CEO, CFO, President, Treasurer	2012 2011	$0 $12,960	None None	None None	None None	None None	None None	None None	$0 $12,960

Employment Agreements

The Company does not have any formal employment agreements with any of its named executive officers. Rather, the terms of their respective employment with the Company were established pursuant to mutual agreement of the Board of Directors and each individual executive.

Grants of Equity-Based Awards in Fiscal Year 2012

Name	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units(#)	All other option awards: Number of securities underlying options(#)	Exercise or base price of option awards($/Sh)	Grant date fair value of stock and option awards
		Threshold($)	Target($)	Maximum($)	Threshold (#)	Target (#)	Maximum(#)
William Lewis	-	-	-	-	-	-	-	-	-	-	-
CEO, CFO, President, Director

Grants of Plan-Based Awards

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2012:

Outstanding Equity Awards at Fiscal Year-End

Name	Option awards					Stock awards
	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options(#)	Option exercise price($)	Option expiration date	Number of shares or units of stock that have not vested(#)	Market value of shares or units of stock that have not vested(#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($)
William Lewis CEO, CFO, President, Director	-	-	-	-	-	-	-	-	-

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  Option Exercises and Stock Vested

No named executive officer held shares of stock that vested during 2012.

Potential Payments upon Termination or Change in Control

The Company does not have any contract, agreement, plan or arrangement with its named executive officers that provides for payments to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the Company, or a change in the named executive officer’s responsibilities following a change in control.

Retirement Plans

The Company does not have any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

Equity Compensation Plans

The Company does not have any plan that provides for equity compensation.

Compensation of Directors

In the past, the Company has not instituted a policy of compensating non-management directors. However, the Company plans to use stock-based compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company will consider the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill-level required by the Company of its Board members. Directors are not subject to a minimum share ownership requirement.

The Company currently has no compensation plans for non-management directors, should any be elected.

Studio 82 Imports, Inc.

Following is the 2012 and 2011 as cash and non-cash compensation paid to the officers and directors of Hall Tees, Inc..

Name	Capacity Served	Aggregate Remuneration
Jane Latham	Chief Executive Officer, Chief Financial Officer, President, Secretary and Director	2012: $-0- 2011: $-0-

As of the date of this filing, our sole officer is our only employee. We have no employment agreements with any officer, director or employee.

Security Ownership of Management and Beneficial Owners

Hall Tees, Inc.

As of December 31, 2012 the following person is known by Hall Tees, Inc. to own 5% or more of the Company's Voting Stock:

Title / Relationship to Issuer	Name of Owner	Number of Shares Owned	Percent of Total
Chief Executive Officer, Chief Financial Officer, President, Secretary and Director	William Lewis	6,450,000	83.2%

Studio 82 Imports, Inc.

As of December 31, 2012 the following person is known by Studio 82 Imports, Inc. to own 5% or more of the Company's Voting Stock:

Title / Relationship to Issuer	Name of Owner	Number of Shares Owned	Percent of Total
Chief Executive Officer, Chief Financial Officer, President, Secretary and Director	Jane Latham	6,000,000	100.00%

Note: As part of the Merger, 5,995,000 of the shares of Studio 82 owned by Jane Latham will be cancelled so only 5,000 remain outstanding.

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Post Merger Security Ownership:

Title / Relationship to Issuer	Name of Owner	Number of Shares Owned	Percent of Total
Chief Executive Officer, Chief Financial Officer, President, Secretary and Director	William Lewis	6,450,000	83.11%

Shareholder	Jane Latham	15,000	0.19%

Note: Jane Latham owned 10,000 of Hall Tees, Inc. prior to the Merger.

Subsequent to the Merger, William Lewis will be the sole officer and director as well as our only employee.

William Lewis	53	Sole Director, Chief Executive Officer, President; Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Background of Directors and Executive Officers:

William Lewis.

After graduating from high school in 1972, Mr. Lewis studied architecture and graphic design at Ohio State University for three years before continuing his education at Texas Central College, earning an associate degree in criminal justice. Those studies led him to become a police officer. For the fourteen years prior to starting Hall Tees, Inc. Mr. Lewis had a print and promotional advertising company named Hallelujah T’s, which was dissolved in 2007 because of a lack of capital. As President of Hall Tees, Inc. he works six days a week and spends approximately eight hours on any given day on Hall Tees, Inc. affairs.

Mr. Lewis is a member and supporter of ASI (Advertising Specialty Institute) and PPAI (Promotional Products Association International).  Through these two entities, over 80% of the promotional advertising products are sourced and sold (please see description of business).

WHERE YOU CAN FIND MORE INFORMATION

 HALL TEES files annual, quarterly and current reports, Information Statement statements and other information with the SEC. You may read and copy any reports, statements or other information that HALL TEES files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. HALL TEES public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

HALL TEES, INC.

7405 Armstrong

Rowlett, Texas 75088

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 – INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Law

HALL TEES is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors or officers who were, are, or are threatened to be made party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of the person’s being or having been an officer or director of the corporation or serving in certain capacities at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

British Virgin Islands Law

Subject to any limitations in a corporation’s Memorandum of Association or Articles of Association, British Virgin Islands law allows a corporation to indemnify, against all expenses, judgments, fines and amounts paid in settlement and reasonably incurred, any person who (1) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings by reason of the fact that the person is or was a director, officer or liquidator of the company or (2) is or was, at the company’s request, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another entity; provided, however, that such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Studio 82 Imports’s Articles of Association provide that the company may indemnify any person referred to in the preceding sentence if such person has been successful in defending any proceeding of the type described in the preceding sentence, regardless of whether such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had reasonable cause to believe that his or her conduct was unlawful.

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Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

2.1 ***	Agreement and Plan of Merger (included as Annex C to Information Statement Statement/Prospectus)
3.1 ***	Memorandum of Association of Studio 82 Imports (included as Annex A to Information Statement Statement/Prospectus)
3.2 ***	Articles of Association of Studio 82 Imports (included as Annex B to Information Statement Statement/ Prospectus)
3.3 ***	Articles of Incorporation of the Registrant
3.4 ***	By-laws of the Registrant
5.2 *	Opinion of Forbes Hare British Virgin Islands
8.1 *	Opinion of The Law Offices of J. Hamilton McMenamy
23.1 *	Consent of Independent Registered Public Accounting Firm
23.2* **	Consent of Forbes Hare British Virgin Islands (included in Exhibit 5.2 hereof)
23.3*	Consent of The Law Offices of J. Hamilton McMenamy (included in Exhibit 8.1 hereof)
99.1***	Form 10-K for the period ended December 31, 2012

———————

* Filed herewith

** To be filed by amendment

*** Filed previously

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every Prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 2, 2013 .

HALL TEES, INC.

By:	/s/ William Lewis
Name:	William Lewis
Title:	President, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer Controller and Principal Accounting Officer

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Each person whose signature appears below, constitutes and appoints William Lewis with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ William Lewis	President, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer Controller and Principal Accounting Officer	October 2, 2013
Name:	William Lewis

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Pursuant to the requirements of the Securities Act, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 2, 2013 .

STUDIO 82 IMPORTS, INC.

By:	/s/ Jane Latham
Name:	Jane Latham
Title:	Director

Each person whose signature appears below, constitutes and appoints William Lewis with full power to act without the other, as such person’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ William Lewis	October 2, 2013
Name:	William Lewis President, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer Controller and Principal Accounting Officer

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